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                                                                  EXECUTION COPY

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                          MANAGEMENT SERVICES AGREEMENT





                                     BETWEEN





                          BMJ MEDICAL MANAGEMENT, INC.





                                       AND





                     NEW JERSEY ORTHOPEDIC ASSOCIATES, P.A.





                        Effective as of November 1, 1997

================================================================================


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                                        THIS MANAGEMENT SERVICES AGREEMENT (the
                                        "Agreement") is entered into on November
                                        26, 1997 (the "Signature Date"),
                                        effective as of November 1, 1997, by and between NEW JERSEY ORTHOPEDIC
                                        ASSOCIATES, P.A., a New Jersey
                                        professional association (the "Medical
                                        Group"), and BMJ MEDICAL MANAGEMENT,
                                        INC., a Delaware corporation (the
                                        "Management Company"), with reference to the facts set forth below.




       A. The Medical Group is engaged in the business (the "Medical Business") of providing orthopedic medical and surgical services and related medical and ancillary services to the general public.

       B. The Management Company is a corporation engaged in the business (the "Management Business") of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

       C. Prior to the Signature Date, the Medical Business was conducted through Orthopedic Associates of New Jersey, P.A., a New Jersey professional association whose stockholders also own all of the issued and outstanding capital stock of the Medical Group ("OANJ").

       D. Concurrently herewith, the Management Company and OANJ are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement"), in the form of Exhibit A attached hereto, pursuant to which the Management Company is acquiring substantially all of the assets of OANJ that are used in the Medical Business as conducted by the Medical Group, except for the accounts receivable of OANJ or the Medical Group (all of which shall be retained by OANJ or the Medical Group), as the case may be.



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       E. The Management Company and the Medical Group desire to enter into this
Agreement, pursuant to which, among other things, the Management Company will render certain management and administrative services to the Medical Group.

       NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

    SECTION 1.  Retention of the Management Company.

1.1.   Retention.

       The Medical Group hereby retains the Management Company to provide all of the management and related services identified or referenced in Section 3 hereof and as otherwise required by this Agreement (collectively, the "Management Services"), and the Management Company hereby accepts such retention and agrees to provide such services, upon the terms and subject to the conditions set forth herein.

1.2.   Exclusivity.

       During the term of this Agreement, the Management Company shall be the exclusive provider of all management and administrative services utilized by the Medical Group; provided, however, that the Medical Group may contract directly with or otherwise engage individuals or companies for the provision of accounting, legal, consulting, or other professional or advisory services (provided that such services shall be in addition to, and not in replacement of, the services to be provided by the Management Company hereunder), all in the sole discretion of the Medical Group and at the sole cost of the Medical Group.

1.3.   Relationship of Parties.

       Notwithstanding anything contained herein to the contrary, (a) the Management Company and the Medical Group intend to act and perform as independent contractors, and the provisions



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hereof are not intended to create any partnership, joint venture, or employment relationship between the parties, and (b) the Management Company is hereby engaged solely to provide management and administrative services to the Medical Group and shall not interfere with, control, direct, or supervise the Medical Group or any medical professional employed by the Medical Group in connection with the provision of professional medical services.

1.4.   No Referral Obligation.

       The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral, purchase, or any other arrangement for the provision of any item or service to or for any of the Medical Group's patients in or from any medical facility or laboratory or from any other entity owned, operated, controlled, or managed by the Management Company.

    SECTION 2. Term.

       Provided that the Closing under the Asset Purchase Agreement shall have occurred as provided therein, and subject to such start-up procedures as the parties may agree upon for purposes of facilitating the transition of responsibilities required by this Agreement, the performance of services under this Agreement shall commence as of November 1, 1997 (the "Commencement Date") and shall expire on the fortieth anniversary of the Commencement Date unless terminated earlier pursuant to the terms hereof (the "Base Term"). The Base Term of this Agreement shall be automatically extended for successive terms (each, an "Additional Term," and together with the Base Term, the "Term") of five years each, unless either party delivers to the other party, not less than six (6) months nor more than nine (9) months prior to the expiration of the then-current Term, written notice of such party's intention not to so extend the Term of this Agreement.

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    SECTION 3. Management Services.

3.1.   Management Services Generally.

       (a) The Management Company shall be the sole and exclusive manager and administrator of all day-to-day business functions for the Medical Group, subject to the provisions of Section 1.2 hereof. The Management Company shall provide all of the management and administrative services reasonably required by the Medical Group in connection with the provision of any and all of the Medical Group Services (as hereinafter defined) and as otherwise provided in this Agreement, including without limitation the services described in Sections 3.2 through 3.18 hereof.

       (b) Without limiting the generality of the provisions of Section 3.1(a), and subject to the further provisions of this Agreement, the Management Services shall include such management and administrative services as may be reasonably required in connection with (i) all of the offices (including New Medical Offices, as hereinafter defined) of the Medical Group, and (ii) all professional services and all ancillary services furnished by the Medical Group.

       (c) Additionally, the full range of Management Services as described in this Agreement shall be applicable with respect to the items identified as Medical Group Costs in Section 5.6 hereof, except that such Medical Group Costs shall be paid by the Medical Group rather than by the Management Company. Accordingly, the Management Company shall provide accounting, bookkeeping, and related services with respect to all such costs.

       (d) The Management Company may enter into such contracts and agreements with outside services and suppliers as the Management Company shall reasonably deem necessary in connection with the provision of the Management Services, and, to the extent permitted by applicable law, such contracts and


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agreements shall, except as otherwise expressly provided in this Agreement, be in the name of the Management Company. The Management Company shall have no authority, directly or indirectly, to perform, and shall not perform or enter into any agreement to perform, Medical Group Services or any other medical function required by law to be performed by a licensed physician or by any other licensed health care professional.

       (e) The Management Company shall comply in all material respects with all applicable material Federal, state and local laws, regulations, and ordinances in connection with the provision of the Management Services hereunder.

3.2.   Premises.

       (a) The Medical Group, as of the Commencement Date, leases premises and provides Medical Group Services at the following locations:

                           Freehold Office Plaza
                           BLDG 1
                           4247 Route 9 North
                           Freehold, New Jersey  07727

       (b) A New Medical Office (as hereinafter defined) may be opened only upon the agreement of the Medical Group and the Management Company. The capital costs and start-up costs reasonably required in connection with the opening of any New Medical Office shall be borne as set forth in Section 5.5 hereof. The premises of any New Medical Office shall be leased by the Management Company, in the Management Company's name, and the Management Company shall sublease such premises to the Medical Group pursuant to a sublease (each, an "Office Sublease"), substantially in the form attached hereto as Exhibit B, in consideration of the payments to be made by the Medical Group under such sublease.

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       (c) Except as set forth in Sections 3.2(a) or (b) above, the closing or relocation of any offices of the Medical Group shall be subject to agreement by the Medical Group and the Management Company.

       (d) The services to be provided by the Management Company with respect to the premises leased in accordance with this Section 3.2 shall include (subject to the prior approval of the Medical Group) the negotiation and renegotiation of leases, provision of ongoing liaison with the landlords of the respective premises, identification of potential new locations for Medical Group offices, financial analysis relating to the opening, closing, and relocation of any offices, arrangement of necessary repairs, maintenance and improvements, procurement of property insurance, arrangement of telephone and other utility services, and hazardous waste disposal, and all other reasonably necessary or appropriate services related to all of the offices of the Medical Group.

       (e) The Management Company also shall provide all necessary or appropriate leasehold improvements to each of the premises, subject to prior approval as provided in Section 8.2 hereof.

       (f) The Medical Group acknowledges that the Management Company makes no warranties or representations, expressed or implied, regarding the condition of any of the leased premises.

3.3.   Equipment.

       (a) During the Term, the Management Company shall provide to the Medical Group the diagnostic and therapeutic medical equipment reasonably required by the Medical Group in connection with the provision of Medical Group Services (collectively, the "Medical Equipment"). Except as set forth below, the Management Company shall acquire (or lease), at its

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cost, all Medical Equipment, and the Management Company shall retain ownership of (or the leasehold interest with respect to) all Medical Equipment; provided, however, that if the Management Company fails or refuses to purchase an item of Medical Equipment after request is made by the Medical Group and the Medical Group thereafter purchases such item, then such item shall be the sole property of the Medical Group and shall not be deemed "Medical Equipment" for purposes of this Agreement. As used herein, the term Medical Equipment shall not include medical equipment used in connection with a New Ancillary Service (as hereinafter defined). Notwithstanding anything to the contrary contained in this Agreement, the Medical Group acknowledges and agrees that the Management Company shall charge back to the Medical Group the Management Company's depreciation cost for Medical Equipment purchased pursuant to this Section 3.3(a); provided, however, that there shall be no charge back of depreciation for Medical Equipment purchased by the Management Company pursuant to the Asset Purchase Agreement.

       (b) The Management Company also shall provide or arrange for the provision of all furniture, furnishings, trade fixtures, and office equipment reasonably required in connection with the provision of Medical Group Services pursuant to this Agreement (collectively, "FF&E"). Except as set forth below, the Management Company shall acquire, at its cost, all FF&E, and the Management Company shall retain ownership of all FF&E; provided, however, that if the Management Company fails or refuses to purchase an item of FF&E; after request is made by the Medical Group and the Medical Group thereafter purchases such item, then such item shall be the sole property of the Medical Group and shall not be deemed "FF&E" for purposes of this Agreement. The Management Fee payable to the Management Company under this Agreement is intended to compensate the Management Company for the provision of FF&E for use by the Medical Group. As used herein, the term FF&E does not include furniture, furnishings, trade fixtures, and office equipment used in connection with a


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New Ancillary Service. Notwithstanding anything to the contrary contained in this Agreement, the Medical Group acknowledges and agrees that the Management Company shall charge back to the Medical Group the Management Company's depreciation cost for FF&E purchased pursuant to this Section 3.3(b); provided, however, that there shall be no charge back of depreciation for FF&E purchased by the Management Company pursuant to the Asset Purchase Agreement.

       (c) The Medical Equipment and the FF&E are sometimes referred to collectively as the "Equipment." The acquisition, replacement, relocation, or other disposition of any Equipment by the Management Company shall require prior approval as provided in Section 8.2 hereof.

       (d) The Medical Group's right to use the Equipment shall be subordinate to the rights of any unaffiliated third party to which the Management Company elects, in its sole discretion, to grant any security interest, mortgage, lien or other encumbrance in or on the Equipment. The Medical Group shall use the Equipment only in connection with its provision of the Medical Group Services, and the Medical Group shall not alter, repair, augment, or remove the Equipment from the premises of the Medical Group without the prior written consent of the Management Company and any lessor thereof, which approval may be granted or withheld in the Management Company's or such lessor's sole discretion. To the extent the Equipment is utilized by the Medical Group in the provision of Medical Group Services, the Medical Group shall have the right to exercise reasonable control over the use of such Equipment.

       (e) From time to time, and as reasonably requested by the Medical Group, the Management Company shall use reasonable efforts to cause the Equipment manufacturer or its authorized agent to provide service and maintenance for the Equipment as needed to maintain the Equipment in an operable condition, so


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that all such Equipment shall function continuously (subject to interruptions not reasonably avoidable) in accordance with the manufacturer's specifications and so that all conditions imposed by the manufacturer to maintaining the continued effectiveness of any warranty on such Equipment shall be satisfied. The Management Company shall take all reasonable steps to provide that all necessary service and maintenance is obtained in a prompt and timely manner, so as to minimize the amount of time that any of the Equipment is not available for usage by or for patients of the Medical Group.

       (f) THE MEDICAL GROUP ACKNOWLEDGES THAT THE MANAGEMENT COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT PROVIDED TO THE MEDICAL GROUP PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN CONDITION OF THE EQUIPMENT, THE CONFORMANCE THEREOF TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Medical Group to select and use any Equipment acquired by the Management Company in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

3.4.   New Ancillary Services.

       (a) For purposes of this Agreement, "New Ancillary Services" means the technical component (but not the professional component) of the following, except as set forth in Schedule I:

                    (i)       Physical therapy;

                    (ii) Magnetic resonance imaging and/or other imaging services (except diagnostic radiology);

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                    (iii)     Outpatient surgery;

                    (iv)      Densitometry; and

                    (v) Other revenue-producing services generally recognized as ancillary services, but excluding the following:

                              (A) Any services provided on a regular basis by the Medical Group immediately prior to the Commencement Date, including without limitation (1) plain film and other diagnostic radiology (if any) and
                                        (2) ultrasound for pediatric patients;
                                        and

                              (B) Any service performed in connection with new Medical Equipment acquired to replace existing Medical Equipment so long as the new Medical Equipment performs substantially the same functions as the replaced Medical Equipment.

New Ancillary Services do not include the sale or provision of (or services rendered in connection with) prosthetics, prosthetic devices, orthotics, braces, splints, appliances, crutches, casts, or any other supplies or similar items which are billable to patients or payors, all of which are to be included in the scope of Medical Group Services.


       (b) New Ancillary Services may be established only upon agreement of the Medical Group and the Management Company. Such agreement shall be memorialized in a written agreement executed by the parties (or in a written amendment to this Agreement) under which the Management Company agrees to provide all of the Management Services described in this Section 3 in

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connection with such New Ancillary Service, and for which the Management Company shall be compensated as described in Section 5.7 of this Agreement, except as may otherwise be agreed upon by the parties.

3.5.   Administration, Finance and Accounting.

       The Management Company shall provide or arrange for the provision of all administrative, financial, and accounting functions necessary for the operation of the Medical Group, including, without limitation, the following (if applicable):

                              (A)       Creation and maintenance of bank
                                        accounts.

                              (B)       Deposits of receipts.

                              (C) Preparing accounts receivable summary reports, including various analyses of delinquent accounts.

                              (D)       Receiving appropriate approvals as
                                        required by the Medical Group's
                                        Certificate of Incorporation and By-laws
                                        (the "Governance Documents") prior to
                                        distribution of payments to outside
                                        parties; provided, however, that the
                                        Management Company shall not be
                                        responsible for or liable with respect
                                        to interpretations of the Governance
                                        Documents.

                              (E)       Negotiation of vendor contracts.

                              (F) Performing monthly accounting functions, including bank reconciliations, maintenance of books


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                                        and records, and preparation of
                                        financial statements.

                              (G) Analyzing financial data as reasonably requested by physicians.

                              (H) Analyzing potential New Medical Office locations, and coordinating all functions associated with opening New Medical Office locations.

                              (I) Preparing monthly financial and medical practice statistics reports by satellite office and by physician.

                              (J) Ongoing day-to-day communication with the managing stockholder (or other manager of the Medical Group) and assisting such person in fulfilling his responsibilities.

                              (K)       Preparing agendas and information
                                        packages for Medical Group meetings.

                              (L)       Developing budgets and long-term
                                        strategies for the Medical Group.

                              (M) Coordinating payroll processing and payroll tax payments.

                              (N)       Providing ongoing personnel FTE
                                        analysis.

                              (O) Sponsoring employee benefit plans and providing administrative services relating thereto for the Medical Personnel (as hereinafter defined),



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                                        provided that if the Medical Group
                                        elects not to participate in the
                                        employee benefit plans established by
                                        the Management Company, the Management
                                        Company shall not be required to perform the services set forth in this clause
                                        (O).

                              (P)       Coordinating (1) recruitment, (2)
                                        interviewing, and (3) hiring of new
                                        physicians.

                              (Q) Implementing fee schedule increases and/or decreases established by the Medical Group.

                              (R)       Coordinating depositions and court
                                        appearances.

                              (S) Assisting in the coordination of call schedules; provided, however, that final decisions on all call schedules shall be made by the Medical Group.

                              (T)       Assisting in the coordination of
                                        coverage of athletic team events.

                              (U)       Acting as liaison to hospital
                                        administration, physical therapy,
                                        surgery center, MRI, and other ancillary services entities.

                              (V) Cooperating with outside accountants in preparing various schedules and providing other information.

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                              (W)       Interacting with legal counsel as
                                        necessary.

3.6.   Billing and Collection.

       (a) Ownership of all Accounts (as hereinafter defined) shall at all times remain the sole and exclusive property of the Medical Group. In order to facilitate the collection of the Accounts, the Management Company shall continue to (i) bill patients and third party payors in the Medical Group's name; (ii) collect accounts receivable resulting from such billing; (iii) receive payments and prepayments from the Medical Group's patients, Blue Cross and Blue Shield organizations, insurance companies, health care plans, Medicare, Medicaid, HMOs, and any and all other third party payors; (iv) deposit into such bank (the "Medical Group Bank") as the Medical Group designates, in an account established by the Medical Group in the name of the Medical Group (the "Medical Group Collections Account"), any and all checks, insurance payments, cash, cash equivalents and other instruments received for Medical Group Services; and (v) initiate with the consent of the Medical Group, which consent may be withheld by the Medical Group in its sole and absolute discretion, legal proceedings in the name of the Medical Group to collect any Accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. The Medical Group shall promptly turn over to the Management Company for deposit into the Medical Group Collections Account in accordance with this Agreement all checks and other payments received by the Medical Group or by any of its stockholders or employees from any patient or third party payor for Medical Group Services rendered during the Term.

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       (b) From time to time at the Management Company's request, the Medical
Group shall make available to the Management Company one or more authorized signatories (the "Authorized Signatories") of the Medical Group to sign any letters, checks, instruments or other documents (the "Documents") on behalf of the Medical Group that are necessary for the Management Company to take the actions specified in this Section 3.6 and to perform its duties under this Agreement. If the Management Company notifies the Medical Group that an Authorized Signatory is not signing the Documents in a timely manner, the Management Company shall not be liable for any failure to perform its duties hereunder or for any failure to perform the Management Services to the extent caused by the failure of an Authorized Signatory to sign the Documents in a timely manner.

       (c) The Management Company shall submit all bills and manage the billing process on a timely basis in accordance with the terms of this Agreement and applicable law.

       (d) Without limiting the generality of the foregoing, the Management Company shall bill patients, bill and submit claims to third party payors, perform appropriate coding for each bill, and collect all fees for professional and other services rendered and for items supplied to patients by the Medical Group, all in a timely manner and in accordance with parameters and criteria established by the Operations Committee (as hereinafter defined). Additionally, the Management Company shall provide the following services which are currently being provided by or on behalf of the Medical Group:

                    (i) Receive and collect from patients at the time of visit all appropriate payments and pre-payments, including co-pays, deductibles, payments for non-covered medical services, and deposits for surgeries (if applicable), and obtain all appropriate insurance and other information required.


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                    (ii) Submit claims utilizing electronic billing submission, whenever appropriate.

                    (iii) Perform delinquent account collection calls and other appropriate follow-up mechanics for delinquent accounts of all insurance classifications, all in a timely fashion as determined by the Operations Committee.

                    (iv) Turn over to outside collection agencies all delinquent accounts satisfying the criteria established by the Operations Committee. The Management Company shall also follow-up on the performance of the outside collection agencies and make changes, if necessary, and shall reconcile each account turned over to the summary data provided by the collection agency.

                    (v) Write-off account balances according to criteria approved by the Medical Group.

                    (vi) Prepare claim reviews in accordance with criteria approved by the Medical Group.

                    (vii) Bill workers' compensation medical services at rates equal to the most recently approved state workers' compensation fee schedule.

                    (viii) Apply "insurance only" and other courtesy write-offs in compliance with Medical Group policy.

                    (ix) With respect to discounted fee-for-service contracts with Preferred Provider Organizations (PPOs) and Health Maintenance Organizations (HMOs), determine that payments from such PPOs and HMOs are in compliance with their respective contracts with the Medical Group.

                    (x) With respect to capitation fee contracts with HMOs:

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                              (A)       Follow-up to ensure that payments to the
                                        Medical Group are made on a timely
                                        basis; and

                              (B)       Review and audit enrollment data
                                        provided by the HMO to ensure that the
                                        capitation payments are based on the
                                        proper number of lives enrolled.

                    (xi) With respect to lien accounts, the Management Company shall:

                              (A) Ensure that appropriate documents are signed and agreed to initially as between the Medical Group, attorney and patient;

                              (B) Follow-up on a regular basis as to the status of the account; and

                              (C) Apply the policies of the Operations Committee in resolving open account balances.

                    (xii) With respect to student athlete accounts, the Management Company shall coordinate insurance and other information in compliance with the policy of the Operations Committee.

                    (xiii) With respect to amounts withheld by payors in compliance with contracts between the payor and the Medical Group, follow-up on a timely basis to ensure that withheld amounts are paid, if warranted, and to ensure that amounts not paid are verified and audited for appropriateness.

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                    (xiv) Coordinate the timely payment of refunds to patients and third party payors when appropriate.

3.7.   Administrative Personnel.

       (a) The Management Company shall retain and provide or arrange for the retention and provision of the following non-medical personnel necessary for the conduct of the Medical Group's business operations (collectively, "Administrative Personnel"):

                              (i)       Administration;

                              (ii)      Accounting;

                              (iii)     Billing and Collection;

                              (iv)      Secretarial;

                              (v)       Transcription;

                              (vi)      Appointments;

                              (vii)     Switchboard;

                              (viii)    Medical Records;

                              (ix)      Chart Preparation;

                              (x)       Historians;

                              (xi)      Clinic Support; and

                              (xii)     Marketing.

       (b) The Management Company shall determine and pay, or arrange for the payment of, the salaries and fringe benefits of the Administrative Personnel, and shall provide or arrange for other personnel services related to the Administrative Personnel, including, but not limited to, scheduling, determining personnel policies, administering continuing education benefits, and payroll administration. The salaries, fringe benefits and other costs associated with

                                      -18-

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the Administrative Personnel shall be the sole and exclusive costs of the
Management Company and not the Medical Group.

       (c) With respect to each applicable new employee in Administrative Personnel, the Management Company shall, as reasonably necessary, verify, or arrange for the verification of, educational and employment experience, licensure, and insurability.

       (d) The Management Company shall attempt, consistent with sound business practices, to honor Medical Group requests with regard to the retention or assignment of specific Administrative Personnel to the Medical Group. In the event that the Management Company receives a complaint from the Medical Group that any of the Administrative Personnel is interfering with or disrupting the provision of Medical Group Services by the Medical Group, the Management Company will use reasonable efforts to attempt to promptly remedy any such complaint. If any such complaint is not remedied to the reasonable satisfaction of the Medical Group, then the Management Company shall remove such Administrative Personnel, if requested by the Medical Group, from the Medical Group's facilities, if and to the extent such action by the Management Company will not violate any applicable law.

3.8.   Technical Personnel; Leased Employees.

       (a) Subject to the conditions set forth in this Section 3.8, the Management Company shall, to the extent permitted by applicable law, employ or contract with, or shall arrange for, and shall provide to the Medical Group as leased employees, such Technical Personnel (as defined below) as may reasonably be necessary for the conduct of the Medical Business. The determination of whether Technical Personnel is required shall be made by the Medical Group in its reasonable discretion. The salaries, fringe benefits and other costs associated with the Technical Personnel shall be the sole and exclusive costs of the Management Company and not the Medical Group.


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       (b) For purposes of this Agreement, "Technical Personnel" means nurses, medical assistants, x-ray technicians, other technicians, and other personnel who perform diagnostic tests or other services that are covered by Medicare or by other third party payors when performed by an employee of a physician under the physician's supervision; provided that such personnel may be employed by a business corporation under the laws of the State of New Jersey.

       (c) The Medical Group shall have the right to exercise, and shall exercise, such supervision and control over the activities of the Technical Personnel as may be necessary for the Technical Personnel to be considered leased employees under the Medicare program and under applicable law. Without limiting the generality of the foregoing, the Medical Group shall:

                    (i) have the right to have any Technical Personnel terminated from employment;

                    (ii) furnish the Technical Personnel with the equipment and supplies needed by the Technical Personnel for their work;

                    (iii) provide the Technical Personnel with any necessary training;

                    (iv) instruct the Technical Personnel regarding their activities performed for the Medical Group;

                    (v) establish the hours of work for the Technical Personnel;

                    (vi) approve vacation time and other time off from work; and


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                    (vii) provide that degree of supervision as is required by
          Medicare and by other third party payors to satisfy applicable conditions for coverage thereunder.

       (d) With respect to each of the Technical Personnel, the Management Company shall verify, or arrange for the verification of, educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and Federal commissions.

3.9.   Medical Personnel Recruiting.

       (a) The Management Company shall, upon request by the Medical Group, assist the Medical Group in recruiting Medical Personnel. "Medical Personnel" means:

                    (i) Physicians (including fellows and residents, if any) providing professional medical services who are employees or independent contractors of the Medical Group; and

                    (ii) Physician assistants, nurse practitioners, and other health care professionals who provide services that are billable to patients or third party payors under the name of such health care professional (as distinguished from services that are billable under the name of the supervising physician).

       (b) With respect to each of the Medical Personnel, the Management Company shall verify or arrange for the verification of educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and Federal commissions.

3.10.  Inventory and Supplies.

       The Management Company shall order and purchase, or arrange for the order and purchase of, inventory and supplies on behalf of the Medical Group, and such other ordinary or appropriate materials as the Medical Group reasonably deems to be necessary for the Medical Group to carry out its Medical Group Services. Such inventory and supplies shall be purchased and made available in a manner such that the Medical Business is not materially impaired and, in any case, as soon as commercially practicable after request by the Medical Group. Inventory and supplies shall include, but not be limited, to:

                              (A)       Medical supplies;

                              (B)       Office supplies;

                              (C)       Postage;

                              (D)       Computer forms and supplies;

                              (E)       Printing and stationery supplies;

                              (F)       Printer supplies; and

                              (G)       Linen and laundry supplies.

3.11.  Taxes.

       The Management Company shall provide the Medical Group with access to all information necessary for the Medical Group to prepare its tax returns. The Management Company shall have no responsibility for:

                              (A)       The payment of the Medical Group's
                                        taxes; or

                              (B)       The preparation of any income tax
                                        returns for the Medical Group.

3.12.  Information Systems Management.

       (a) The Management Company shall, within a reasonable period of time after the Signature Date, provide or arrange for the provision of management information systems services to be utilized by the Medical Group. These services shall include, but not be limited to, ongoing maintenance and enhancement of the existing information systems used by the Medical Group in connection with the provision of the following services:

                    (i)       Accounts receivable - Billing/Insurance/
                              Collections;

                    (ii)      On-line appointment scheduling;

                    (iii)     Internal e-mail;

                    (iv)      On-line transcription;

                    (v)       Faxing subsystem;

                    (vi)      Electronic claims submission;

                    (vii)     Patient flow monitoring system;

                    (viii)    Authorization module;

                    (ix)      Prescription module;

                    (x)       X-ray tracking system;

                    (xi)      Voice mail;

                    (xii)     Paperless medical records; and

                    (xiii)    Bar code chart tracking system.

       (b) The services provided by the Management Company shall protect the confidentiality of patient medical records to the extent required by applicable law or the Medical

Group's payor agreements; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably, and without gross negligence or willful misconduct, and in good faith to protect such confidentiality.

3.13.  Use of New Technologies in the Practice of Medicine.

       The Management Company shall utilize reasonable efforts to promote the integration of new technologies into the professional practice of the Medical Group, including, without limitation, the use of satellite and other telecommunications services that permit the provision of remote consultations, virtual operations, and other professional services; provided, however, that the foregoing shall be subject to the terms of Section 8.2(e) hereof.

3.14.  Public Relations; Marketing and Advertising.

       The Management Company shall develop and implement community outreach programs and public relations programs designed to educate the patient population regarding the Medical Group, the availability of its medical services, and the availability in terms of any managed care programs in which the Medical Group participates. The Management Company also shall develop and implement marketing and advertising programs as reasonably required to promote and expand the Medical Business, subject to any approved budgets and the approval of the Operations Committee. These programs shall be developed in such manner as the Management Company deems practical, and shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession.

3.15.  Insurance.

       The Management Company shall, to the extent permitted by applicable law, provide the insurance coverage described in

Section 12.1, and may obtain the insurance described in Section 12.2 of this Agreement.

3.16.  Files and Records.

       (a) To the extent permitted by applicable law, the Management Company shall supervise and maintain custody of all files and records relating to the operation of the business of the Medical Group, including, without limitation, accounting, billing, collection, and patient medical records. The management of all files and records shall be in compliance with applicable state and Federal statutes. Patient medical records shall at all times be and remain the property of the Medical Group and shall be located at a location that is readily accessible for patient care. The Management Company shall preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the Management Services set forth herein; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably, and without gross negligence or willful misconduct, and in good faith to protect such confidentiality.

       (b) The Management Company shall provide all off-site storage of files and records as required and in conjunction with policies established by the Operations Committee. The Management Company shall provide the Medical Group with all requested off-site files and records on a timely basis, consistent with the policies of the Medical Group in effect immediately prior to the Commencement Date. Any change in such policies shall be subject to the approval of the Operations Committee.

       (c) In the event of termination of this Agreement, the Management Company shall deliver to the Medical Group at no charge a copy of the books and records of the Medical Group in the Management Company's possession. In the event any physician of the Medical Group terminates his affiliation with the Medical Group during the Term, the Management Company shall, within 30 days after receipt of written instructions from the Medical Group, deliver to such physician a copy of the books and records pertaining to the Medical Group Services provided by such physician during the five years prior to such physician's departure from the Medical Group; provided; however that the Management Company shall not be obligated to return any books and records pertaining to Medical Group Services provided prior to the Commencement Date, if any such books and records are not in the Management Company's possessions.

3.17.  Managed Care Contracts.

       The Management Company shall solicit, negotiate and administer all managed care contracts on behalf of the Medical Group based on parameters and criteria established by the Operations Committee. Such services shall be performed by the Management Company as agent of the Medical Group, and all managed care contracts shall be subject to the Medical Group's prior approval of any such contract. The Management Company shall prepare cost forecasts and other analyses as reasonably requested by the Medical Group in order to allow the Medical Group to make an informed decision with respect to each proposed contract.

3.18.  Budgets.

       The Management Company shall prepare, for the review and approval of the Operations Committee, annual operating budgets (the "Budgets") reflecting in reasonable detail projected Billings, Collections, Medical Group Costs, and Management Company Operating Costs (all as hereinafter defined); provided, however, that the Medical Group and the Management Company hereby agree that the budget(s) attached hereto as Schedule II is (are) the Budget(s) for the Medical Group with respect to the time periods set forth thereon. All other budgets shall be on a calendar year basis. The Management Company shall prepare and submit to the Operations Committee all subsequent Budgets on or before December 15 of the year immediately preceding the calendar year for which such Budget is applicable.

3.19.  Force Majeure.

       The Management Company shall not be liable to the Medical Group for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, changes in applicable law or regulations or other events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter.

    SECTION 4.   Consideration.

       In consideration of the Medical Group's entering into this Agreement, the Management Company shall provide to the Medical Group and to each person identified on Schedule III attached hereto (the "Eligible Parties") the consideration set forth on Schedule III, the allocation of which has been determined and apportioned by the Medical Group.

    SECTION 5.   Costs, Compensation, and Other Payments.

5.1.   Ownership of Accounts.

       The Medical Group shall at all times retain ownership of all accounts receivable and other rights to payment arising from the provision by the Medical Group of Medical Group Services (as hereinafter defined) to the general public during the Term (the "Accounts").

5.2.   Definitions.

       For purposes of this Agreement, the following terms have the meanings set forth below:

       (a) "Billings" means, for any applicable period, the gross charges of the Medical Group for all Medical Group Services furnished during such period.

       (b) "Collections" means, for any applicable period (regardless of when Billings are made or Medical Group Services are rendered), all cash or cash equivalents received during such period for Medical Group Services, including any capitation payments, less any refunds paid during such period.

       (c) "Medical Group Services" means the following services rendered by, through, or on behalf of the Medical Group: all professional services rendered by or under the supervision of any of the Medical Personnel (including professional services rendered in connection with New Ancillary Services); all plain film and other diagnostic radiology services rendered by or under the supervision of any of the Medical Personnel; all other ancillary services (other than New Ancillary Services); all ultrasound for pediatric patients; all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, and other items and supplies that are billable to patients or to third party payors; and independent medical exams; and all other services provided on a regular basis by the Medical Group immediately prior to the Commencement Date (except as set forth below).

       (d) It is the intent of the parties that Billings, Collections, and Medical Group Services not include any of the following:

                    (i) New Ancillary Services (excluding professional services rendered by Medical Personnel in connection therewith, which professional services are included under Section 5.2(c) above);

                    (ii) interest income;

                    (iii) royalties payable to any Medical Group physician for medical inventions;

                    (iv) fees payable under consulting agreements entered into by Medical Group physicians;

                    (v) revenues from presentations, publications, medical directorships, service as the head of a hospital department, and endorsements;

                    (vi) proceeds from the sale of any capital assets of the Medical Group;

                    (vii) any income from investments; and

                    (viii) any fees earned in connection with records, reports and testimony prepared or performed for any legal action.

Notwithstanding anything to the contrary contained therein, any revenues received by any Billable Medical Personnel (as hereinafter defined) from any source set forth in clauses (iv) and (v) above, shall be included in Billings, Collections and Medical Group Services if the revenues from Medical Group Services generated by such Billable Medical Personnel during any year are materially reduced by the Billable Medical Personnel's participation in such activities.

5.3.   Management Fee.

       (a) Calculation of Management Fee. The compensation payable to the Management Company for the provision of Management Services under this Agreement (the "Management Fee"), shall be equal to the sum of (i) an amount equal to the Applicable Percentage (as hereinafter defined) of Collections plus (ii) the total amount of the Authorized Management Company Operating Costs plus (iii) an amount equal to sixty six and two-thirds percent (66-2/3%) of the Professional Practice Cost Savings (as hereinafter defined) plus (iv) any amounts owed to the Management Company pursuant to Section 5.10 hereof, if any; provided, however, that in the event the Applicable Percentage of Collections shall equal an amount that is less than $240,840 for any calendar year ending on or before December 31, 2002 (excluding the year ending on December 31, 1997), the Management Fee for such period shall, notwithstanding anything to the contrary contained herein, equal $240,840 plus the amounts described in clauses (ii), (iii) and (iv) above (the "Guaranteed Minimum Fee"); provided further, however, that, for so long as the Medical Group consists solely of three (3) physicians (collectively, the "Initial Group"), in the event that the Applicable Percentage of Collections of the Initial Group (on a collective basis) shall equal an amount in excess of $325,842 for any calendar year ending on or before December 31, 2002, the Management Fee for such period shall, notwithstanding any potential calculation to the contrary, equal a maximum of $325,842 plus the amounts described in clauses (ii), (iii) and (iv) above (the "Initial Group Maximum Fee"). The Medical Group hereby acknowledges and agrees that in the event the Medical Group, as of the end of any calendar year ending on or before December 31, 2002, includes the medical practices of a total of four or more physicians, then the maximum Management Fee payable for such calendar year shall equal the Initial Group Maximum Fee plus the Applicable Percentage of the Collections of those physicians not part of the Initial Group plus the amounts described in clauses (ii), (iii), and (iv) above. For purposes of determining those physicians comprising the Initial Group, the parties hereto agree that those three physicians who first commenced practicing medicine with the Medical Group (based on the date each such physician became employed by or began practicing with the Medical Group) shall make up the Initial Group. For illustrative purposes only, an example of the computation of the Management Fee is set forth on Schedule VI attached hereto.

       (b) Payment of Management Fee. The Management Fee shall be payable by the Medical Group to the Management Company every two (2) weeks during the Term. The Management Company shall deliver to the Medical Group an invoice (the "Fee Invoice") showing the amount of the Management Fee accrued for each two-week period. The Medical Group shall pay the total amount of such Fee Invoice on the business day immediately following that day on which the Management Company delivers the Fee Invoice to the Medical Group by wire transfer of immediately available funds to an account of the Management Company at a depository institution designated by the Management Company.

       (c) Reconciliation of Management Fee.

                    (i) On or before July 15 and January 15 of each calendar year occurring during the Term, the Management Company shall, at its cost and expense, prepare a statement (the "Semi-Annual Fee Statement") reflecting the calculation of each component of the Management Fee (as described in Sections 5.3(a)(i), (ii), (iii), and
          (iv) above) earned for the six-month period ending on the last day of the prior month; provided that, notwithstanding the foregoing, the parties hereby agree that the Management Company shall not be required to deliver a Semi-Annual Fee Statement until July 15, 1998. Upon completion of the Semi-Annual Fee Statement, the Management Company shall promptly deliver the same to the Medical Group, together with supporting documentation therefor. After delivery of the Semi-Annual Fee Statement and until the Final Determination Date (as hereinafter defined), the Management Company shall provide the Medical Group and its advisors with timely access to the employees and records of the Management Company and the work papers used in connection with the preparation of the Semi-Annual Fee Statement.

                    (ii) Following receipt of the Semi-Annual Fee Statement from the Management Company, the Medical Group will be afforded a period of 10 business days (the "First 10-Day Period") to review the Semi-Annual Fee Statement. At or before the end of the First 10-Day Period, the Medical Group will either (A) accept the aggregate Management Fee (as set forth in the Semi-Annual Fee Statement) in its entirety, in which case the aggregate Management Fee for such six-month period will be as set forth in the Semi-Annual Fee Statement or (B) deliver to the Management Company a written notice (the "Objection Notice") containing a sufficiently detailed written explanation of those items in the calculation of the aggregate Management Fee for such six-month period (as set forth in the Semi-Annual Fee Statement) which the Medical Group disputes, in which case the items identified by the Medical Group shall be deemed to be in dispute. The failure by the Medical Group to deliver the Objection Notice within the First 10-Day Period shall constitute the Medial Group's acceptance of the aggregate Management Fee for the applicable six-month period as set forth in the Semi-Annual Fee Statement. If the Medical Group delivers the Objection Notice in a timely manner, then, within a further period of 10 business days from the end of the First 10-Day Period the parties will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement") with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally-recognized firm of certified public accountants mutually acceptable to the Management Company and the Medical Group (the "Arbitrating Accountants"), the fees and expenses of which shall be borne equally by the Management Company and the Medical Group. The actual Management Fee with respect to such six-month period will be deemed to be as determined by the Arbitrating Accountants. Such determination (the "Accountants' Determination") shall be

          (A) in writing, (B) furnished to the Management Company and the Medical Group as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants and (C) nonappealable and incontestable by the Management Company, the Medical Group or any physician stockholder or employee thereof and not subject to collateral attack for any reason.

                    (iii) For purposes of this Section 5.3(c), the "Final Determination Date" shall mean the earliest to occur of (A) the 11th day following the receipt by the Medical Group of the Semi-Annual Fee Statement if the Medical Group shall have failed to deliver the Objection Notice to the Management Company within the First 10-Day Period, (B) the date on which either the Medical Group or the Management Company gives the other a written notice to the effect that such party has no objection to the other party's determination of the Management Fee for the applicable six-month period, (C) the date on which the Medical Group and the Management Company execute and deliver a Settlement Agreement and (D) the date as of which the Medical Group and the Management Company shall have received the Accountants' Determination.

                    (iv) If the Management Fee payable with respect to any six-month period (as determined in accordance with the provisions of this Section 5.3(c), (the "Decided Management Fee")) is less (the "Overpayment Amount") than the sum of the Fee Invoices that were actually paid by the Medical Group for such period, then the Management Company shall, within ten (10) business days after the Final Determination Date, refund to the Medical Group the full Overpayment Amount. If the Decided Management Fee is more (the "Underpayment Amount") than the sum of the Fee Invoices that were actually paid by the Medical Group for such period, then the Medical Group shall, within ten (10) business days after the Final Determination Date, pay the Management Company the full Underpayment Amount. Notwithstanding anything to the contrary contained in this Section 5.3(c)(iv), for each calendar year ending on or before December 31, 2002, if either the Guaranteed Minimum Fee or the Initial Group Maximum Fee (as described in paragraph (a) above) shall be applicable, the foregoing amounts shall be adjusted in accordance therewith.

                    (d) For purposes of this Section 5.3, the following terms have the meanings set forth below:

                              (i) "Applicable Percentage" has the meaning set
                    forth on Schedule IV; and

                              (ii) "Professional Practice Cost Savings" means
                    the cost savings determined in the manner described on
                    Schedule V.

5.4.   Management Company Costs.

       (a) The Management Company shall pay all Management Company Operating Costs and all Excluded Costs (collectively, the "Management Company Costs"). All Management Company Costs shall be incurred in the name of the Management Company, and not in the name of the Medical Group, except as specifically approved by the Medical Group. Management Company Costs shall not include any costs or expenses incurred prior to the Commencement Date.

       (b) The Management Company shall provide to the Medical Group, upon reasonable request by the Medical Group from time to time, supporting documentation and other backup detail relating to any or all of the Management Company Costs.

       (c) For purposes of this Agreement, "Management Company Operating Costs" means all costs and expenses incurred in connection with the provision of the Management Services, including, without limitation, the salaries and benefits payable to Administrative Personnel and Technical Personnel and those other costs and expenses set forth in the Budget, except that any costs and expenses defined as Medical Group Costs in Section 5.6 hereof, and any Excluded Costs (as hereinafter defined) shall not be deemed Management Company Operating Costs. To the extent that the Medical Group and the Management Company mutually determine that an expenditure not included in the Budget needs to be incurred in connection with the provision of Management Services hereunder, such expenditure shall be included in Management Company Operating Costs for purposes of this Agreement. "Excluded Costs" means all of the following costs and expenses incurred in connection with the provision of the Management Services hereunder:

                    (i) New Medical Office Start-Up Costs (excluding depreciation);

                    (ii) the rent and any other payments due under any of the Office Leases;

                    (iii) the cost of any Medical Equipment owned or acquired by the Management Company for the use by the Medical Group (excluding depreciation);

                    (iv) the cost of any FF&E provided by the Management Company to the Medical Group (excluding depreciation);

                    (v) depreciation, amortization, and interest; and

                    (vi) corporate overhead of the Management Company ("Corporate Overhead") except to the extent that all of the following conditions are satisfied:

                              (A) The Corporate Overhead is incurred in lieu of a pre-existing Management Company Operating Cost;

                              (B) The amount of such Corporate Overhead does not exceed the amount of the Management Company Operating Costs being eliminated; and

                              (C) The Corporate Overhead is allocated to the Medical Group and to all other medical groups utilizing such Corporate Overhead on a pro rata basis.

Any Corporate Overhead with respect to which all of the above conditions are satisfied shall be considered Management Company Operating Costs.

       (d) For purposes of this Agreement, "Authorized Management Company Operating Costs" means all Management Company Operating Costs incurred in any year reduced by any or all of the following, as applicable:

                    (i) any costs that exceed the applicable Management Company Operating Costs Budget which are not approved by the Operations Committee;

                    (ii) any costs with respect to which the Medical Group has reasonably requested supporting documentation or other backup detail which has not been furnished by the Management Company or which does not reasonably establish the appropriateness of such costs; and

                    (iii) any costs that have been determined pursuant to an audit under Section 5.8 not to have been reasonably incurred in connection with the Management Services required to be provided under this Agreement.

5.5.   New Medical Office Start-Up Costs.

       (a) The Management Company shall pay, to the extent provided herein, all New Medical Office Start-Up Costs incurred in connection with the establishment of any New Medical Office. The Management Company shall create a separate division (the "New Office Division") for purposes of accounting for the income, costs, profits, and losses of any New Medical Office. The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Medical Office. Notwithstanding anything to the contrary contained herein, Corporate Overhead shall not be included in determining the costs and expenses associated with any New Medical Office.

       (b) For each New Medical Office, the Medical Group shall open a bank account (the "New Medical Office Bank Account") separate from the Medical Group Collections Account, which bank account shall be used to deposit all Collections received for Medical Group Services rendered at such New Medical Office. The Medical Group shall instruct the bank at which the New Medical Office Bank Account is maintained to transfer, on a daily basis during the New Medical Office Start-Up Period (as hereinafter defined), all funds in the New Medical Office Bank Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the New Medical Office Bank Account) to a bank designated by the Management Company, for credit to an account in the Management Company's name.

       (c) If the aggregate Collections for such New Medical Office during the New Medical Office Start-Up Period are equal to or greater than the sum of (x) the New Medical Office

Start-Up Costs associated with such New Medical Office and (y) the Management Fee payable with respect to the Collections of such New Medical Office, in each case during the New Medical Office Start-up Period, the Management Company shall pay to the Medical Group the excess of such Collections, if any, and all Collections received beginning on the day after the end of the New Medical Office Start-Up Period for such New Medical Office shall be deposited into the Medical Group Collections Account and shall no longer be deposited into the New Medical Office Bank Account. Such New Medical Office shall thereafter, for all purposes of this Agreement, be treated as any other office of the Medical Group. If the aggregate Collections for such New Medical Office during the New Medical Office Start-Up Period are less than the sum of (A) the New Medical Office Start-Up Costs associated with such New Medical Office and (B) the Management Fee payable with respect to the Collections of such New Medical Office, in each case during the New Medical Office Start-Up Period, (1) the Management Company shall be responsible for the deficit, if any, associated with such New Medical Office; provided that the aggregate amount of Collections received during the New Medical Office Start-Up Period for such New Medical Office shall belong solely to the Management Company and (2) the Operations Committee shall determine whether to maintain such office for the provision of Medical Group Services, and if such decision is in the affirmative, then the Medical Group shall be required to fund all costs that fall within the definition of New Medical Office Start-Up Costs incurred during the period beginning on the day after the end of the New Medical Office Start-Up Period and, for all purposes of this Agreement, such New Medical Office shall be treated as any other office of the Medical Group.

       (d) Except to the extent provided in Section 5.5(d) above, the Billings, Collections, costs and expenses relating to any New Medical Office shall not, during the New Medical Office Start-Up Period, be included in the computations of the Management Fee, Management Company Costs, or Ancillary Services as described in Sections 5.3, 5.4, or 5.7, respectively.

       (e) All Medical Equipment utilized at any New Medical Office shall be acquired by the Management Company and leased to the Medical Group in accordance with the terms of Section 3.3 hereof.

       (f) For purposes of this Agreement, "New Medical Office" means any office of the Medical Group other than those offices identified in Section 3.2(a) hereof.

       (g) For purposes of this Agreement, "New Medical Office Start-Up Costs" means the following costs incurred in connection with the establishment of a New Medical Office during the New Medical Office Start-Up Period: all Management Company Operating Costs and all costs associated with the development of such New Medical Office other than Medical Group Costs.

       (h) For purposes of this Agreement, "New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of a New Medical Office and ending on the earlier to occur of (i) the last day of the calendar month in which a period of twelve (12) months has elapsed from and after the date on which the New Medical Office first opened for the treatment of patients and (ii) the date on which the Management Company first determines that the aggregate Collections of such New Medical Office exceed the sum of the New Medical Office Start-Up Costs and the Management Fee payable with respect to such office (excluding any Authorized Management Company Costs, which costs shall be included in the New Medical Office Start-Up Costs).

5.6.   Medical Group Costs.

       Except as otherwise provided in this Agreement, the Medical Group shall pay all of the costs specified in this

Section 5.6 (the "Medical Group Costs"). All Medical Group Costs shall be incurred in the name of the Medical Group, and not in the name of the Management Company, and shall be paid from an account of the Medical Group and not from any bank account of the Management Company. The Medical Group Costs are as follows:

                    (a) compensation of all Medical Personnel that (i) are authorized to directly bill patients, Medicare, Medicaid and third party payors and (ii) are employed directly by the Medical Group (such persons being referred to herein as the "Billable Medical Personnel");

                    (b) any applicable fringe benefits for all Medical Personnel, including, but not limited to, payroll taxes, workers' compensation, health insurance (including drug coverage), dental insurance, disability insurance, life insurance, 401(k) retirement plan, business buy-out disability insurance and continuing education;

                    (c) the cost of prosthetics, prosthetic devices, orthotics, braces, splints, appliances, allografts, x-ray films, and other items and supplies that are billable to patients or to third party payors (the "Billable Items");

                    (d) all amounts payable for all Medical Equipment under the Medical Equipment Master Lease Agreement;

                    (e) any lease payments for New Ancillary Service Medical Equipment;

                    (f) all rent amounts payable under the Office Subleases; and

                    (g) the cost of any items which are not required to be provided by the Management Company under this Agreement and/or which were ordered, purchased, or incurred by the Medical Group directly, including but not limited to the cost of accounting, legal, consulting, or other professional or advisory services, business meetings, and business taxes.

Notwithstanding the foregoing, the Management Company shall pay all bills or other invoices for Medical Group Costs that are submitted to the Management Company by the Medical Group unless any such bill or invoice is disallowed according to the decision of a majority of the members of the Operations Committee; provided, however, that under no circumstances shall the Management Company pay, or be required to pay, any costs or expenses associated with compensation or health, life or retirement benefits payable to or for the benefit of Billable Medical Personnel. In the event the Management Company receives any bills or other invoices for payment pursuant to the previous sentence, the Medical Group shall be required to reimburse the Management Company for the full amount thereof. The Management Company shall include any such amounts being paid by the Management Company on behalf of the Medical Group in a Fee Invoice delivered to the Medical Group and the Medical Group shall pay such additional amount in accordance with the provisions of Section 5.3(a) hereof.

5.7.   New Ancillary Services Costs.

       (a) Any agreement by the parties to establish a New Ancillary Service as described in Section 3.4 of this Agreement shall (unless otherwise agreed by the parties) incorporate the following:

                    (i) The Management Company shall create a separate division ("Ancillary Division") for purposes of accounting for the income, costs, profits, and losses of any New Ancillary Service. The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Ancillary Service. Notwithstanding anything to the contrary contained herein, Corporate

          Overhead shall not be included in determining the costs and expenses associated with any New Ancillary Service.

                    (ii) The Management Company shall pay all of the Ancillary Service Start-Up Costs (as hereinafter defined) during the Ancillary Service Start-Up Period (as hereinafter defined). Beginning with the month immediately following the expiration of the Ancillary Service Start-Up Period the Management Company shall be entitled to recoup all of the Ancillary Service Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the prevailing prime rate as set forth in the Wall Street Journal or at the actual rate paid by the Management Company with respect to any part of such costs that have been financed by the Management Company, if applicable.

                    (iii) For each New Ancillary Service, the Medical Group shall open a bank account (an "Ancillary Service Bank Account") separate from the Medical Group Collections Account, which bank account shall be used to deposit all payments received for the technical component of such Ancillary Service. The Medical Group shall instruct the bank at which the Ancillary Service Bank Account is maintained to transfer, on a daily basis, all funds in the Ancillary Service Bank Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the Ancillary Service Bank Account) to a bank designated by the Management Company, for credit to an account in the Management Company's name. The Management Company shall use the funds so transferred to reduce the balance of the Ancillary Service Start-Up Costs paid by the Management Company.

                    (iv) Profits and/or losses of any Ancillary Division accruing after the end of the Ancillary Service Start-Up Period shall be divided equally between the Medical Group and the Management Company, and all distributions to the Medical Group and to the Management Company shall be made in equal amounts to each from available cash (after payment of all currently due obligations incurred in connection with such New Ancillary Division, including, without limitation, any principal and interest amounts then due and payable under Section 5.7(a)(ii) above), and after retention of reasonable reserves) derived from the operation of such Ancillary Division. As of the end of the Ancillary Service Start-Up Period, the Management Company shall, on a quarterly basis, review the books and records of the Ancillary Division and shall make distributions, if any, to the Medical Group and the Management Company in accordance with the foregoing.

                    (v) All diagnostic and therapeutic equipment utilized in connection with any New Ancillary Service ("New Ancillary Service Medical Equipment") shall be acquired by the Management Company and leased to the Medical Group pursuant to a Medical Equipment Master Lease Agreement.

                    (vi) The Management Company shall provide, in connection with any New Ancillary Service, the full range of management services described in this Agreement.

                    (vii) The billings, collections, costs and expenses relating to any New Ancillary Service shall not be included in the computations of the Management Fee, Management Company Costs, or New Medical Office Start-Up Costs, as described in Sections 5.3, 5.4, or 5.5, respectively.

       (b) As used herein, "Ancillary Service Reimbursement Payment" means an amount determined by (i) taking the total Ancillary Service Start-Up Costs for the period ending on the date of determination, (ii) adding an amount equal to the total of the projected interest payable on such amount during the repayment term (which interest amount shall be a good faith estimate by the Management Company) and (iii) dividing the sum by 60.

       (c) For purposes of this Section 5.7, "Ancillary Service Start-Up Costs" means the total of all of the following costs incurred in connection with the establishment of a New Ancillary Service during the Ancillary Service Start-Up
Period:

                    (i) Any lease payments for New Ancillary Service Medical Equipment;

                    (ii) All costs of acquiring furniture, fixtures, and office equipment;

                    (iii) All initial occupancy costs, if any, including but not limited to prepaid rent, and tenant improvements;

                    (iv) All costs related to the acquisition of materials and supplies related to the provision of such New Ancillary Service; and

                    (v) All ongoing costs of the New Ancillary Service, including but not limited to personnel (other than the Billable Medical Personnel) and related benefits, the cost of operating any equipment utilized in providing the service, supplies, insurance, rent, repairs and maintenance, outside services, telephone, taxes, utilities, storage and other ordinary ongoing expenses of providing the New Ancillary Service.

       (d) For purposes of this Section 5.7, "Ancillary Service Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the New Ancillary Service and ending on the earlier to occur of (i) the last day of the first period of two (2) consecutive calendar months for which the New Ancillary Service shows an Average Profit (as hereinafter defined) at least equal to the amount of the Ancillary Service Reimbursement Payment (as hereinafter defined) or (ii) the last day of the twelfth month after the establishment of such New Ancillary Service.

       (e) "Average Profit", at any point during the New Ancillary Start-Up Period, means the average for any consecutive two month period of the remainder (as determined in good faith by the Management Company) of the revenues less the expenses for such New Ancillary Service.

5.8.   Review and Audit of Books and Records.

       Each of the parties shall have the right, during ordinary business hours and upon reasonable notice, to review and make copies of, or to audit through a qualified certified public accountant approved by the other party (which approval shall not be unreasonably withheld), the books and records of the other party relating to the billing, collection, and disbursement of fees, and the determination of costs, under this Agreement. Any such review or audit shall be performed at the cost of the requesting party. All documents and other information obtained in the course of such review or audit shall be held in strict confidence.

5.9.   Start-Up Period.

       Consistent with the provisions of Section 2 of this Agreement, the parties acknowledge and agree that, in order to facilitate the transition of responsibilities hereunder, certain requirements and procedures agreed to under this Agreement may be implemented, in whole or in part and at any time during the period commencing on the Commencement Date and ending 90 days thereafter (subject to extension by agreement of the Medical Group and the Management Company), rather than being fully implemented immediately on the Commencement Date.

5.10.  New Physician Compensation Costs.

       (a) Notwithstanding anything contained herein to the contrary, during the period beginning on the New Physician Start Date (as hereinafter defined) and ending on the Physician Breakeven Date (as hereinafter defined), the Management Company shall reimburse the Medical Group on a monthly basis for all New Physician Compensation (as hereinafter defined) and notwithstanding anything to the contrary contained in this Agreement, shall receive, in consideration therefor, sixty six and two-thirds percent (66-2/3%) (such amount being referred to herein as the "New Physician Net Collections") of all Collections generated by such New Physician for those Medical Group Services performed by such New Physician, and such amounts shall not be included in determining Collections for purposes of this Agreement. The remaining thirty three and one-third percent (33 1/3%) of such Collections shall belong to the Medical Group, and such amounts shall not be included in determining Collections for purposes of this Agreement. As of the Physician Breakeven Date, the New Physician Compensation shall become the sole responsibility of, the Medical Group in accordance with Section 5.6 hereof, and all of the Billings and Collections generated by such New Physician thereafter shall be considered Billings and Collections for purposes of this Agreement.

       (b) In order to accomplish the foregoing, on the date that the Medical Group hires the first New Physician, the Medical Group shall open a bank account (the "New Physician Account") separate from the Medical Group Collections Account, which bank account shall be used to deposit all Collections received for Medical Group Services performed by any New Physician during the period beginning on the applicable New Physician Start Date and ending on the applicable New Physician Breakeven Date. The Medical Group shall instruct the bank at which the New Physician Account is maintained to transfer, on a daily basis, all funds in the New Physician Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the New Physician Account) to a bank designated by the Management Company, for credit to an account in the Management Company's name. The Management Company shall, pursuant to Section 5.10(a) above, return to the Medical Group by wire transfer of funds on the second business day of each month an amount equal to thirty three and one-third percent (33 1/3%) of the Collections of each New Physician for the prior month. As of the Physician Breakeven Date with respect to any New Physician, the Medical Group shall no longer be required to deposit any Collections of such New Physician into the New Physician Account, but shall deposit such Collections into the Medical Group Collections Account.

       (c) "New Physician" means, any physician who, at any time after the Commencement Date, becomes affiliated with or employed by the Medical Group; provided that if such physician becomes affiliated with or employed by the Medical Group pursuant to a transaction between the Management Company and such physician or a medical group with which such physician is affiliated in which the Management Company acquires any assets or accounts receivable from such physician or such medical group or pays any other consideration to such physician or such medical group in connection with such physician's affiliation or employment with the Medical Group and/or the Management Company, then such physician shall not be deemed to be a New Physician for purposes of this Agreement.

       (d) "Physician Breakeven Date" means, with respect to any New Physician, the date on which the New Physician Net

Collections for the period beginning on the New Physician Start Date and ending on the date of determination first equal or exceed (i) the aggregate amount of New Physician Compensation paid to such New Physician for the foregoing period plus (ii) that portion of the Medical Group Costs and Management Company Costs associated with such New Physician and/or the Medical Group Services provided by such New Physician.

       (e) "New Physician Compensation" means, with respect to any New Physician and for any period in question, the amount of compensation (wages and otherwise) payable to such New Physician by the Medical Group.

       (f) "Physician Start Date" means, with respect to any New Physician, the date such New Physician becomes affiliated with or employed by the Medical Group.

   SECTION 6.  Representations and Warranties of the Medical Group

       The Medical Group hereby represents and warrants to the Management Company, as of the Signature Date, as follows:

6.1.   Organization; Good Standing; Qualification and Power.

       The Medical Group is a professional association duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease, and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, the Asset Purchase Agreement, the Medical Equipment Master Lease, the Office Subleases and the Stockholder Non-Competition Agreements (as hereinafter defined) (collectively, the "Medical Group Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Medical Group has delivered to the

Management Company true and correct copies of its Governance Documents, in effect on the date hereof.

6.2.   Equity Investments.

       Except as set forth on Schedule 6.2, the Medical Group currently has no subsidiaries, nor does the Medical Group currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

6.3.   Authority.

       The execution, delivery and performance of this Agreement and the other Medical Group Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Medical Group. This Agreement and the other Medical Group Transaction Documents have been duly and validly executed and delivered by the Medical Group and constitute the legal, valid and binding obligations of the Medical Group enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement or any other Medical Group Transaction Document by the Medical Group nor the consummation by the Medical Group of the transactions contemplated hereby or thereby, nor compliance by the Medical Group with any provision hereof or thereof will conflict with or result in a breach of any provision of the formation documents of the Medical Group, cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the

Medical Group is a party or by which the Medical Group or any of its properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Medical Group or any of its properties or assets or the Medical Business. Except as provided on Schedule 6.3, to the best of the Medical Group's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Medical Group of this Agreement or any other Medical Group Transaction Document or the consummation of the transactions contemplated hereby and thereby.

6.4.   Financial Information.

       Schedule 6.4 contains OANJ's internal statement of assets, liabilities and stockholders' equity of the Medical Business at June 30, 1997 (the "Balance Sheet"; and the date thereof being referred to as the "Balance Sheet Date"), and the related internal statements of revenue and expenses for the [nine]-month period then ended (including the notes thereto and other financial information included therein) (collectively, the "Internal Financial Statements"), and (b) the internal financial statements of the Medical Business for the periods ended December 31, 1996 and December 31, 1995 (the "Review Financial Statements"). The Internal Financial Statements and the Review Financial Statements (i) are in accordance with the books and records of the Medical Business, (ii) fairly present the financial position of the Medical Business as of the dates thereof and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby.

6.5.   Absence of Undisclosed Liabilities.

       Except as set forth on Schedule 6.5, as of the Balance Sheet Date, the Medical Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Balance Sheet, all liability reserves established by the Medical Business on the Balance Sheet were adequate and there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which were not adequately provided for or disclosed on the Balance Sheet.

6.6.   Absence of Changes.

       Except as set forth on Schedule 6.6, since the Balance Sheet Date, the Medical Business has been operated in the ordinary course and consistent with past practice and there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Medical Business;

          (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Medical Business;

          (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Medical Business other than such items created or incurred in the ordinary course of the Medical Business and consistent with past practice;

          (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Medical Business outside the ordinary course of the Medical Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Medical Business except in the ordinary course of the Medical Business and consistent with past practice;

          (f) any write-off as uncollectible of any accounts receivable in connection with the Medical Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

          (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Medical Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which such account debtor has become insolvent or bankrupt or
(iv) has been pledged to any third party;

          (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Medical Business;

          (i) any general uniform increase in the compensation of employees of the Medical Group or the Medical Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Medical Group or the Medical Business;

       (j) any change in the accounting methods or practices followed in connection with the Medical Business or any change in depreciation or amortization policies or rates theretofore adopted;

       (k) any agreement or commitment relating to the sale of any material fixed assets of the Medical Business;

       (l) any other transaction relating to the Medical Business other than in the ordinary course of the Medical Business and consistent with past practice; or

       (m) any agreement or understanding, whether in writing or otherwise, for the Medical Business to take any of the actions specified in items (a) through
(l) above.

6.7.   Tax Matters.

       (a) Except as set forth on Schedule 6.7, (i) all Taxes (as hereinafter defined) relating to the Medical Business required to be paid by OANJ or the Medical Group through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by OANJ or the Medical Group in connection with the Medical Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of OANJ or the Medical Group prior to the date hereof (collectively, "Returns") have been duly filed; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Medical Business and any other information required to be shown therein; (iii) all Taxes relating to the operations of the Medical Business that have been shown as due and payable by OANJ or the Medical Group on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Medical Business; (iv) in connection with the Medical Business (x) OANJ has made provision on the Balance Sheet for all Taxes payable by OANJ for any periods that end on or before the Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Balance Sheet Date and end after the Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Balance Sheet Date and (y) provision has been made for all Taxes payable by OANJ or the Medical Group for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Medical Business, and there are no pending tax audits of any Returns relating to the Medical Business; and (vi) no deficiency or addition to Taxes, interest or penalties applicable to OANJ or the Medical Group for any Taxes relating to the operation of the Medical Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Medical Group or any previous operator of the Medical Business was a member for which the Medical Group could be liable).

       (b) The Medical Group is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

       (c) The Medical Group has provided the Management Company with true and complete copies of all Federal and state Returns of the Medical Group for the calendar years ending December 31, 1996 and 1995.

       (d) For purposes of this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any person or entity, (i) all Federal, state, local and foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a 'transferee' (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

6.8.   Litigation, Etc.

       Except as set forth on Schedule 6.8, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Medical Group, threatened against OANJ or the Medical Group, stockholder of the Medical Group, or in connection with the Medical Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against OANJ or the Medical Group, their respective assets or affecting the Medical Business. The Medical Group has delivered to the Management Company all documents and correspondence relating to matters referred to in said Schedule 6.8.

6.9.   Compliance; Governmental Authorizations.

       The Medical Group and the Medical Business have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Medical Group has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Medical Business, the lack of which would have a material adverse effect on the Medical Group's ability to operate the Medical Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Medical Group has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Medical Group, threatened to revoke or limit any thereof. To the best knowledge of the Medical Group, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby. Neither the Medical Group, OANJ nor any of the Medical Personnel employed by the Medical Group is now or in the last four years has been the subject of or involved in any investigation by any Federal, state or local regulatory agency related to its or his Medicare, Medicaid or other third party payor billing practices.

6.10.  Accounts Receivable; Accounts Payable.

       (a) Except as set forth on Schedule 6.10, all of the accounts receivable owing to OANJ or the Medical Group in connection with the Medical Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Medical Business.

       (b) All accounts payable and notes payable by the Medical Business to third parties arose in the ordinary course of business and, except as set forth in Schedule 6.10, there is no account payable or note payable past due or delinquent in its payment.

6.11.  Labor Relations; Employees.

       Schedule 6.11 contains a true and complete list of the persons employed by OANJ or the Medical Group as of the date hereof (the "Employees"). Except as set forth on Schedule 6.11, (a) neither OANJ, the Medical Group nor the Medical Business is delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (b) upon termination of the employment of any of the Employees, neither the Medical Group, the Medical Business nor the Management Company will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against OANJ or the Medical Group or in connection with the Medical Business pending before the National Labor Relations Board or any comparable state, local or foreign agency; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Medical Group, threatened against or involving OANJ or the Medical Group or the Medical Business; (e) there is no collective bargaining agreement covering any of the Employees; and (f) to the best knowledge of the Medical Group, no Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Medical Group or the Medical Business.

6.12.  Employee Benefit Plans.

       (a) Schedule 6.12 identifies each 'employee benefit plan', as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Medical Group or the Medical Business and any Employee or former employee of the Medical Group or in connection with the Medical Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into by the Medical Group or in connection with the Medical Business for the benefit of any Employee or former employee of the Medical Group or in connection with the Medical Business under which the Medical Group, any affiliate thereof or the Medical Business has any present or future obligation or liability (the "Employee Plans"). The Medical Group has provided the Management Company with true and complete salary, service and related data for Employees of the Medical Group and in connection with the Medical Business.

       (b) Schedule 6.12 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Medical Group or in connection with the Medical Business.

       (c) Except as set forth on Schedule 6.12, (i) each Employee Plan has been operated and administered in compliance with ERISA, the Code and in accordance with the provisions of all other applicable Federal and state laws; (ii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan; (iii) no breaches of fiduciary duty or prohibited transactions have occurred with respect to any Employee Plan; and (iv) all reporting, disclosure and bonding obligations have been satisfied with respect to each Employee Plan.

       (d) The Medical Group has made available to the Management Company a true and complete copy of each Employee Plan and a true and complete copy of each of the following documents, prepared in connection with such Employee Plan; (i) each trust or other funding arrangement, (ii) the two most recently filed Annual Reports (Form 5500), including attachments, for each Employee Plan, and (iii) the most recently received IRS determination letter.

6.13.  Insurance.

       Schedule 6.13 contains a list of all policies of professional liability (medical malpractice), general liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Medical Group covering the assets, properties or operations of the Medical Group or the Medical Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Medical Group nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Medical Group or the Medical Business.

6.14.  Real Property.

       Schedule 6.14 sets forth an accurate and complete legal description of the entire right, title and interest of the Medical Group in and to all real property, together with all buildings, facilities, fixtures and improvements located on such real property, owned or leased by the Medical Group (the "Real Property"), together with an accurate description of the title insurance policy or other evidence of title issued with respect thereto, the most current survey of such real property and a description of the use thereof. Other than the Real Property, the Medical Group has no other interest (leasehold or otherwise) in real property used, held for use or intended to be used in the Medical Business. The Medical Group has a valid leasehold interest in all Real Property leased by the Medical Group. True and complete copies of all leases to which the Medical Group is a party or by which the Medical Group leases space have been delivered to the Management Company.

6.15.  Burdensome Restrictions.

       Except as set forth on Schedule 6.15, neither the Medical Group nor the Medical Business is bound by any oral or written agreement or contract which by its terms prohibits or restricts it from conducting the Medical Group or the Medical Business (or any material part thereof).

6.16.  Disclosure.

       Neither the Medical Group Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the

Management Company by or on behalf of the Medical Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 6.16, there have been no events or transactions, or information which has come to the attention of the Medical Group, which, as they relate directly to the Medical Group or the Medical Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Medical Group and the Medical Business.

6.17.  Medical Practice.

       The Medical Business includes the complete medical practices of Cary Skolnick, M.D., Manuel Banzon, M.D., and Gregg Berkowitz, M.D., and, except for those services described in Section 5.2(d), none of such physicians maintains any medical practice or performs Medical Group Services independently of the Medical Group.

    SECTION 7.  Representations and Warranties of the Management Company.

       The Management Company represents and warrants to the Medical Group, as of the Signature Date, as follows:

7.1.   Organization, Good Standing and Power.

       The Management Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and each of the Asset Purchase Agreement, the Restricted Stock Agreements (as hereinafter defined), the Medical Equipment Master Lease Agreement and the Stockholder

Non-Competition Agreements (collectively, the "Management Company Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

7.2.   Authority.

       The execution, delivery and performance of this Agreement and the other Management Company Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Management Company. This Agreement and each Management Company Transaction Document has been duly and validly executed and delivered by the Management Company, and this Agreement and each such Management Company Transaction Document is the valid and binding obligation of the Management Company, enforceable in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement or any other Management Company Transaction Document, nor the consummation by the Management Company of the transactions contemplated hereby or thereby, nor compliance by the Management Company with any provision hereof or thereof, will (a) conflict with or result in a breach of any provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Management Company, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Management Company is a party or by which it or any of its properties or assets is or may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or (c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Management Company or any of its properties or assets. Except as set forth on
Schedule 7.2, to the best of the Management Company's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Management Company of this Agreement or any other Management Transaction Document or the consummation by the Management Company of the transactions contemplated hereby or thereby.

7.3.   Capitalization.

       (a) The total authorized capital of the Management Company consists of 25,000,000 shares of common stock, of which 11,462,459 shares are issued and outstanding, and 9,233,049 shares of preferred stock, of which (i) 999,999 shares of Series A Convertible Preferred Stock, (ii) 2,000,001 shares of Series B Convertible Preferred Stock, (iii) 254,999 shares of Series C Convertible Preferred Stock, (iv) 188,072 shares of Series D Convertible Preferred Stock, and (v) 741,667 shares of Series E Convertible Preferred Stock are all issued and outstanding. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid for and non-assessable, and was issued in compliance with all applicable Federal and state securities laws.

       (b) The Management Company has taken all action necessary or appropriate to duly authorize the creation, issuance and sale of the common stock to be issued hereunder. Such shares of common stock, when issued, sold and delivered, as provided for herein and in the Restricted Stock Agreements, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares. The issuance of such shares of common stock will not violate any preemptive or similar right of any person.

7.4.   Financial Information.

       Schedule 7.4 contains (a) the unaudited statements of assets, liabilities and stockholders' equity of the Management Business as of the date set forth therein (the "Management Company Balance Sheet"; and the date thereof being referred to as the "Management Company Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) were prepared in accordance with the books and records of the Management Business, and (ii) fairly present the financial position of the Management Business as of the dates thereof.

7.5.   Absence of Undisclosed Liabilities.

       Except as set forth on Schedule 7.5, as of the Management Company Balance Sheet Date, (a) the Management Business did not have any material liability of any nature required to be disclosed on a balance sheet (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Management Company Balance Sheet, (b) all liability reserves established by the Management Business on the Management Company Balance Sheet were adequate and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Management Company Balance Sheet.

7.6.   Absence of Changes.

       Except as set forth on Schedule 7.6, since the Management Company Balance Sheet Date, the Management Business has been operated in the ordinary course and consistent with past practice and there has not been:

       (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, results of operations, earnings, business or prospects of the Management Business;

       (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Management Business;

       (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Management Business other than such items created or incurred in the ordinary course of the Management Business and consistent with past practice;

       (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Management Business outside the ordinary course of the Management Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

       (e) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset of the Management Business except in the ordinary course of the Management Business and consistent with past practice;

       (f) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Management Business;

       (g) any change in the accounting methods or practices followed in connection with the Management Business or any change in depreciation or amortization policies or rates theretofore adopted;

       (h) any other transaction relating to the Management Business other than in the ordinary course of the Management Business and consistent with past practice; or

       (i) any agreement or understanding, whether in writing or otherwise, for the Management Business to take any of the actions specified in items (a) through (h) above.

7.7.   Litigation, Etc.

       Except as set forth on Schedule 7.7, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Management Company, threatened against the Management Company or in connection with the Management Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which, if adversely determined, could have a material adverse effect on the Management Company or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Management Company its assets or affecting the Management Business.

7.8.   Compliance; Governmental Authorizations.

       The Management Company and the Management Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Management Company has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Management Business, the lack of which would have a material adverse effect on the Management Company's ability to operate the Management Business after the date hereof on substantially the same basis as presently operated, and such licenses and permits are in full force and effect. To the best knowledge of the Management Company, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

7.9.   Employees.

       Except as set forth on Schedule 7.9, the Management Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them through the date hereof.

7.10.  Insurance.

       The Management Company has obtained such policies of insurance as are usual and customary for businesses of the type conducted by the Management Company. All such policies of insurance are valid and enforceable policies, and all premiums with respect thereto are currently paid.

7.11.  Burdensome Restrictions.

       Except as set forth on Schedule 7.11, neither the Management Company nor the Management Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Management Company or the Management Business (or any material part thereof).

7.12.  Disclosure.

       Neither the Management Company Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Medical Group by or on behalf of the Management Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

    SECTION 8.  Operations Committee.

8.1.   Formation and Operation of the Operations Committee.

       The Management Company and the Medical Group shall establish a committee (the "Operations Committee") responsible for directing the Management Company in connection with all of the management and administrative policies for the overall operation of the Medical Group. The Management Company shall take its directions from the Operations Committee and not from any officer, employee or internal committee of the Management Company. The Operations Committee shall consist of up to six (6) members. The Medical Group shall designate up to three
(3) members of the Operations Committee, each of whom shall be a physician in the Medical Group, and the Management Company shall designate an equal number of members of the Operations Committee, not to exceed three (3). The business of the Operations Committee shall be conducted in accordance with the policies and procedures described in Section 8.4 hereof.

8.2.   Authoritative Functions of the Operations Committee.

       The Operations Committee shall perform the following functions, and the decisions of the Operations Committee with respect to such functions shall be binding on the Management Company and the Medical Group:

          (a)       Approve the annual budgets for:

                    (i)       Billings and Collections;

                    (ii)      Medical Group Costs;

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

                    (iii) Capital expenditures to be made by the Management Company in fulfillment of its obligations hereunder;

                    (iv) Management Company Operating Costs (which, in the absence of approval by the Operations Committee, shall be increased by five percent (5.0%) over the total amount approved for the preceding period)

       (b) Approve costs and expenses that exceed the Management Company Operating Costs Budget.

       (c) Establish parameters and criteria with respect to the establishment and maintenance of relationships with institutional providers and payors and managed care contracts (except with respect to the establishment of professional fees).

       (d) Establish parameters and criteria with respect to:

                    (i)       Billings

                    (ii)      Claims submission

                    (iii)     Collections of fees

                    (iv)      Delinquent account collection policies

                    (v) Turnover of delinquent accounts to outside collection agencies

                    (vi)      Write-offs of account balances

                    (vii)     Claim review requests

                    (viii) "Insurance only" and other courtesy write-off policies

                    (ix)      Lien account collection policies

                    (x)       Student Athlete account policies

       (e) Approve the acquisition, replacement, relocation, or other disposition of Medical Equipment and FF&E, approve the integration of new technologies into the professional practice of the Medical Group as contemplated by Section 3.13 hereof, and approve the renovation and expansion of any offices of the Medical Group ("Tenant Improvements"); provided, however, that the approval of the Management Company also shall be required prior to (i) the acquisition of any Equipment (including any Medical Equipment, FF&E or other items relating to or necessary in connection with the integration of new technologies into the professional practice of the Medical Group) if and to the extent that the aggregate cost of such items in any calendar year exceeds five percent (5%) of the Management Fee for the prior year (or, with respect to the first year of the Term, the projected Management Fee for such year), (ii) the undertaking of any Tenant Improvements relating to patient care facilities that cost more than $10,000 in the aggregate at any one of the Medical Group's office locations in any calendar year, or (iii) the undertaking of any other Tenant Improvements.

       (f) Establish parameters and criteria for off-site storage of files and records of the Medical Group.

8.3.   Advisory Functions of the Operations Committee.

       The Operations Committee shall review, evaluate and make recommendations to the Medical Group with respect to the following matters:

       (a) Identification of physician subspecialties required for the efficient operation of the Medical Group; advice regarding all Medical Personnel employment and recruitment contracts to be utilized by the Medical Group.

       (b) Development of long-term strategic planning objectives for the Medical Group.

       (c) Public relations, advertising, and other marketing of Medical Group Services, including design of exterior signs.

       (d) The establishment of fees for professional services and ancillary services rendered by the Medical Group.

       (e) Access and quality issues pertaining to ancillary services.

       (f) Insurance limits and insurance coverage of the Medical Group and the Management Company, as such coverage may relate to Medical Group operations and activities.

       (g) Any matters arising in connection with the operations of the Medical Group that are not specifically addressed in this Agreement and as to which the Management Company or the Medical Group requests consideration by the Operations Committee.

The recommendations of the Operations Committee with respect to the matters described in this Section 8.3 are intended for the advice and guidance of the Medical Group, and except as provided herein, the Operations Committee does not have the power to bind the Medical Group. Where discretion with respect to any matters is vested in the Medical Group under the terms of this Agreement, the Medical Group shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Operations Committee. The Medical Group shall, however, take such recommendations of the Operations Committee into account in good faith in the exercise of such discretion. Notwithstanding anything to the contrary in this Agreement, the Medical Group shall have principal authority with respect to the establishment of policies and procedures for professionally licensed personnel with respect to the following:

                    (i) review and approval of hiring of professional staff;

                    (ii) medical policies at the offices where Medical Group Services shall be rendered;

                    (iii) cleanliness of premises;

                    (iv) maintenance, registration and inspection of professional equipment;

                    (v) recordkeeping as to patient medical records, billing records, and such other records as may be required by law;

                    (vi) security, including drug storage, prescriptions pad control, and confidentiality of patient records;

                    (vii) periodic audit of patient records and of professional services to assure quality professional care on premises;

                    (viii) professional propriety of billing and advertising or other representations; and

                    (ix) preparation and maintenance of written list of current fees for standard services.


8.4.   Committee Policies and Procedures.

       (a) The Medical Group shall designate one of its members to act as Chairman of the Committee, and the Management Company shall designate one of its members to act as Vice Chairman. Each party may substitute or change its designated Operations Committee members at any time upon notice to the other party, and any Operations Committee member may designate his or her own substitute at any meeting without notice. Each member shall have one vote and shall have the right to grant his or her proxy to another member of the Operations Committee. The Chairman, if present, shall preside at all meetings of the Operations Committee. In the absence of the designated Chairman, the Vice Chairman shall preside. The only powers of the Chairman and the Vice Chairman that differ from those of the other members of the Operations Committee shall be to call and preside over meetings in accordance with this Section 8.4.

       (b) The Operations Committee may hold meetings without call or formal notice at such times and places as a quorum of its members may from time to time determine. A meeting of the Operations Committee also may be called by at least two (2) members of the Operations Committee or by the Chairman or Vice Chairman thereof upon at least three (3) days' written notice to the other members of the Operations Committee. Such notice requirement shall be deemed waived with respect to any member of the Operations Committee who attends such meeting. Meetings may be held in person or by telephone. The Operations Committee also may act by written consent as provided in Section 8.4(c). Minutes shall be kept of all formal actions taken by the Operations Committee.

       (c) No action of the Operations Committee shall be effective unless authorized by the vote of a majority of the members of the entire Operations Committee. A quorum of the Operations Committee shall be a majority of the members of the Operations Committee, in person, by telephone, or by proxy, and a quorum must remain for the duration of the meeting. The Operations Committee may establish such procedures to act by written consent, without a meeting, as the Operations Committee determines are advisable, provided that all of the members (in person or by proxy) must sign any written consent. In the event a majority of the entire Operations Committee does not agree with respect to a particular issue presented to, or request made of, the Operations Committee, then no action shall be taken with respect to such issue or question and the status quo shall be maintained.

   SECTION 9.  Obligations of the Medical Group.

       The Medical Group shall perform the following obligations during the
Term:

9.1.   Compliance with Laws.

       The Medical Group shall provide professional services to patients in compliance at all times with those ethical standards, laws and regulations to which they are subject including, without limitation, Medicare and Medicaid regulations. The Medical Group shall verify, with the assistance of the Management Company, that each physician and other Medical Personnel associated with the Medical Group for the purpose of providing medical care to patients of the Medical Group is appropriately licensed. The Medical Group shall monitor the quality of medical care practiced by physicians and other health care personnel associated with the Medical Group. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician by any payor, patient, state or Federal regulatory agency or any other person or entity, the Medical Group shall immediately inform the Management Company of such action and its underlying facts and circumstances.

9.2.   Use of Facility.

       The Medical Group shall use and occupy any Facility (as defined below) exclusively for the practice of medicine, and shall comply with all applicable Federal, state and local rules, ordinances and standards of medical care. The medical practice or practices conducted at any Facility described in clause (i) of the definition of the term "Facility" shall be conducted solely by Medical Personnel associated with the Medical Group, and no other physician or medical practitioner shall be permitted to use or occupy any Facility described in clause (i) below without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed. The term "Facility" shall mean (i) any medical office or laboratory controlled, managed or operated by the Management Company or (ii) any hospital at which any Medical Personnel practices medicine or maintains admitting privileges.

9.3.   Choice of Braces, Splints, Appliances, Medical Supplies, and Allografts.

       The Medical Group shall have the exclusive control over the choice of vendors and products utilized with respect to all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, medical supplies and allografts.

9.4. Choice of Radiologists, Anesthesiologists, Hospitals, Physical Therapy, MRI, and Other Medical Professionals and Facilities.

       The Medical Group shall have exclusive control over the choice of specific physicians and facilities to be utilized by the Medical Group with respect to radiology, anesthesiology, hospitals, physical therapy, MRI, and other medical professionals and facilities; provided, however, that the foregoing shall not be considered New Ancillary Services or New Medical Offices, as the case may be, unless the parties have agreed thereto in accordance with
Section 3.4(b) or 3.2(b), as the case may be.

9.5.   Insurability.

       The Medical Group shall cooperate with the Management Company in (i) ensuring that its Medical Personnel are insurable under commercially available malpractice insurance policies or (ii) instituting proceedings to terminate within two business days any Medical Personnel who is not insurable or who loses his or her malpractice insurance eligibility. The Medical Group shall notify the Management Company in writing of any change in the insurance status of any Medical Personnel within two days after the Medical Group receives notice of any such change. The Medical Group shall require all Medical Personnel to participate in an on-going risk management program.

9.6.   Medicare.

       The Medical Group shall cause all physicians to be participating providers and accept assignment under Medicare.

9.7.   Billing.

       The Medical Group's Medical Personnel shall be responsible for providing the appropriate current CPT4 coding with respect to the fee tickets prepared by such Medical Personnel.

9.8.   Medical Personnel Hiring.

       The Medical Group shall have the ultimate control over and responsibility for the hiring, compensation, supervision, evaluation and termination of its Medical Personnel; provided, however, that at the request of the Medical Group, the Management Company shall consult with the Medical Group regarding such matters.

9.9.   Continuing Education.

       The Medical Group and its Medical Personnel shall be solely responsible for ongoing membership in professional associations and continuing professional education. The Medical Group shall ensure that its Medical Personnel participate in such continuing professional education as is necessary for such physician or professional to remain current in his or her field of medical practice.

9.10.  Clinical Research.

       The Medical Group shall have the ultimate control over and responsibility for any clinical research program pertaining to patients of the Medical Group. This shall include but not be limited to research personnel interviewing, hiring, termination, compensation, day-to-day supervision, and assignment of responsibilities and projects. However, the Medical Group will cooperate with and take direction from the Management Company in its nationwide efforts to provide an effective disease management information system and outcome studies programs.

    SECTION 10.  Certain Covenants.

10.1.  Change of Control.

       During the Term of this Agreement, the Medical Group shall not enter into any single transaction (or group of related transactions undertaken pursuant to a common plan) involving the admission of new partners or stockholders, the transfer of ownership interests, or the reorganization or restructuring of the Medical Group, if in any such case the effect would be to transfer a majority of the ownership interest in the Medical Group to any physician not actively practicing medicine, without the prior written consent of the Management Company, which consent shall not be unreasonably withheld.

10.2.  Legend on Securities.

       During the Term of this Agreement, any certificate or similar evidence representing an equity interest in the Medical Group issued by the Medical Group shall bear the following legend:

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

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MANAGEMENT SERVICES AGREEMENT EFFECTIVE AS OF NOVEMBER 1, 1997, BETWEEN NEW JERSEY ORTHOPEDIC ASSOCIATES, P.A., A NEW JERSEY PROFESSIONAL ASSOCIATION, AND BMJ MEDICAL MANAGEMENT, INC., A DELAWARE CORPORATION."

Nothing herein shall be construed as requiring the Medical Group to issue any certificate or other evidence representing an equity interest in the Medical Group, if such has not been issued prior to the date hereof.

    SECTION 11. Records.

11.1.  Medical Records.

       Upon termination of this Agreement, the Medical Group shall retain all patient medical records maintained by the Medical Group or the Management Company in the name of the Medical Group.

11.2.  Management Business Records.

       All books and records relating in any way to the operation of the Management Business which are not patient medical records shall at all times be the property of the Management Company. The Management Company shall maintain custody of such records, and the Medical Group shall, upon its written request, be entitled to copies of any such records relating to the Management Services performed by the Management Company.

11.3.  Access to Records Following Termination.

       Following the termination of this Agreement, the Medical Group shall grant (to the extent permitted by law) to the Management Company, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, reasonable access (which shall include making photocopies) to the patient medical records described in Section 11.1 hereof and any other pertinent information regarding the Medical Group during the Term. Prior to accessing such patient medical records, the Management Company shall obtain any required patient authorization.

       Following the termination of this Agreement, the Management Company shall provide to the Medical Group, promptly upon the Medical Group's written request, photocopies of the Management Business records described in Section 11.2 hereof, and shall grant to the Medical Group, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, any other pertinent information regarding the Management Company during the Term.

    SECTION 12. Insurance and Indemnity.

12.1.  Professional Liability Insurance.

       During the Term, the Management Company shall, to the extent permitted by applicable law, procure and maintain for the benefit of itself and the Medical Group comprehensive professional liability insurance providing for (a) general liability coverage and (b) medical malpractice coverage with limits of not less than $5,000,000 per claim and with aggregate policy limits of not less than $7,000,000 (or such higher amounts as may be necessary to comply with any regulatory requirement and/or contractual requirement to which such Medical Personnel or the Medical Group may be subject) covering the Medical Group and each of the Medical Personnel of the Medical Group, including coverage for claims made after the Commencement Date relating to events or occurrences at any time prior thereto. The parties hereto acknowledge that the Management Company is procuring the malpractice insurance referenced herein to ensure that the Management Company has protection in the event it is sued as a result of an act or omission of an employee of the Medical Group.

The Management Company shall pay the premiums for such general and medical malpractice liability coverage, which payments shall be considered Management Company Operating Costs under this Agreement, subject to recoupment by the Management Company under Section 5 hereof. The Management Company shall be designated as an additional insured under all such insurance policies.

12.2.  Life Insurance.

       The Management Company may, at its option, obtain a $500,000 life insurance policy for each duly licensed physician partner in or equity owner of the Medical Group. The Medical Group shall, and shall cause each such partner in or equity owner of the Medical Group to, cooperate with the Management Company in the procurement of such policies. The Management Company shall be designated as the beneficiary under any such policies. The premiums for such policies shall be paid by the Management Company and shall not be included as Management Company Operating Costs or otherwise charged to the Medical Group.

12.3.  Indemnification by Medical Group.

       The Medical Group shall indemnify, hold harmless and defend the Management Company, its officers, directors, shareholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Medical Group Services, including, without limitation, the performance of such services by the Medical Group or OANJ, prior to the Commencement Date, (ii) any other acts or omissions of the Medical Group, OANJ or their respective Medical Personnel, including without limitation any such acts or omissions that occurred prior to the Commencement Date, or (iii) any breach of or failure to perform any obligation under this Agreement or the Medical Group Transaction Documents (which, for purposes hereof, shall be deemed to include the Restricted Stock Agreement to be signed by the Management Company and each partner, stockholder or employee of the Medical Group receiving stock of the Management Company, in the form of Exhibit C attached hereto (the "Restricted Stock Agreement")) by the Medical Group and/or the Medical Personnel and/or their respective agents and/or subcontractors (other than the Management Company) during the Term.

12.4.  Indemnification by Management Company.

       The Management Company shall indemnify, hold harmless and defend the Medical Group, its partners, members, officers, directors, stockholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Management Services, (ii) any other acts or omissions of the Management Company and its employees or (iii) any breach of or failure to perform any obligation under this Agreement or the Management Company Transaction Documents by the Management Company and/or its agents, employees and/or subcontractors (other than the Medical Group) during the Term.

    SECTION 13. Termination.

13.1.  Termination by Medical Group.

       The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any Federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"),
(b) in the event the Management Company shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company shall not have taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion, or (c) in the event that any of the representations and warranties made by the Management Company in Section 7 is untrue or misleading in any material respect, provided that the Medical Group shall have previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company shall not have cured such matter within thirty (30) days of such notice.

13.2.  Termination by Management Company.

       The Management Company may terminate this Agreement effective immediately by giving written notice of termination to the Medical Group (a) in the event of a Bankruptcy Event relating to the Medical Group, (b) in the event the Medical Group shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Medical Group shall not have taken reasonable action commencing curing of such default within thirty
(30) days after written notice thereof has been given to the Medical Group by the Management Company or the Medical Group does not thereafter diligently prosecute such action to completion, (c) in the event that any of the representations and warranties made by the Medical Group in Section 6 is untrue or misleading in any material respect, provided that the Management Company shall have previously given written notice to the Medical Group describing in reasonable detail the nature of the item in question and the Medical Group shall not have cured such matter within thirty (30) days of such notice, or (d) in the event the Medical Group is excluded from the Medicaid or Medicare program for any reason. The Management Company hereby acknowledges and agrees that neither the death nor the permanent disability of any of the Medical Group's physicians shall constitute grounds for termination of this Agreement by the Management Company.

13.3.  Termination by Medical Group or Management Company.

       The Medical Group and the Management Company shall each have the right to terminate this Agreement effective immediately by giving written notice of termination to the other party pursuant to Section 29 of this Agreement.

13.4.  Effect of Termination.

       Upon the termination of this Agreement in accordance with the terms hereof, neither party hereto shall have any further obligation or liability to the other party hereunder, except as provided in Sections 3.16(c), 13.5, 28 and this Section 13.4, and except to pay in full and satisfy any and all outstanding obligations of the parties accruing through the effective date of termination, including, without limitation, payment by the Medical Group of any amounts owed to the Management Company pursuant to Section 5.3 hereof.

13.5.  Repurchase of Assets.

       Promptly following termination of this Agreement for any reason, the Management Company shall sell, transfer, convey, and assign to the Medical Group, and the Medical Group shall purchase, assume, and accept from the Management Company, at such price and upon such terms as may be agreed upon by the parties (or, if the parties are unable to agree, at fair market value, determined in the manner set forth below) all of the following items which are used in connection with the professional practice and related activities of the Medical Group and which, in the case of items (i), (ii), (iii) and (iv), are physically located in any of the offices of the Medical Group, subject to any required consent from any third party having an interest therein and any lease agreement and lien granted thereunder:

                    (i) the Medical Equipment owned by the Management Company;

                    (ii) the furniture, furnishings, trade fixtures, and office equipment owned by the Management Company;

                    (iii) the Management Company's rights and interests in any equipment leased by the Management Company, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement;

                    (iv) the supplies owned by the Management Company;

                    (v) the Management Company's rights and interests under all of the Office Leases, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement; and

                    (vi) the deposits of the Management Company relating to the Medical Group.

The items described in clauses (i), (ii), and (iv) above shall be transferred pursuant to this Section 13.5 free and clear of any liens. Fair market value of the above described assets shall be determined by an independent appraiser mutually agreed upon by the Medical Group and the Management Company; provided, however, that if the Medical Group and the Management Company are unable to agree upon such an appraiser, each of the parties shall select an appraiser and the two appraisers thus selected shall select a third appraiser. All of the appraisers shall appraise the assets, and for purposes of determining the purchase price, the highest and lowest appraisals shall be disregarded, and the remaining appraisal shall be used. Notwithstanding anything contained herein to the contrary, the consideration payable by the Medical Group to the Management Company under this Section 13.5 shall be reduced by the aggregate amount, if any, payable by the Management Company to the Stockholders (as such term is defined in the Restricted Stock Agreements).

13.6.  Medical Group's Rescission Option

       (a) The Medical Group may, in its sole discretion at any time during the period beginning October 1, 2004 and ending November 1, 2004 (such 31-day period being referred to herein as the "Rescission Period"), rescind (the "Rescission Option") this Agreement and disengage itself from its obligations under this Agreement. The Medical Group may exercise its Rescission Option during the Rescission Period by giving written notice (the "Rescission Notice") to the Management Company and by complying with the other provisions contained in this
Section 13.6. The effective date (the "Rescission Effective Date") of the rescission shall be that date which is 30 days after the date of the Rescission Notice; provided that such date shall not be prior to the seventh anniversary of the Commencement Date. The Medical Group must comply with the provisions set forth in this Section 13.6 in order to effectively exercise its Rescission Option.

       (b) Effect of Rescission. In the event that the Medical Group exercises its Rescission Option pursuant to this Section 13.6, the procedures set forth in
Section 13.4 above shall apply.

       (c) Repurchase of Assets. Within 30 days following the Rescission Effective Date the Management Company shall, subject to the prior receipt of any required landlord and third party consents, transfer, convey and assign to the Medical Group, and the Medical Group shall purchase, assume and accept from the Management Company, the property described in Section 13.5 above according to the provisions set forth in such Section.

       (d) Repayment of Consideration. In the event that the Medical Group elects to exercise its Rescission Option, the Medical Group shall cause each physician receiving capital stock of the Management Company as of the date hereof to, and each such physician shall, deliver to the Management Company, on or before the Rescission Effective Date, stock certificates representing that number of shares of common stock of the Management Company as is set forth opposite such physician's name on Annex A attached hereto, which shares were issued to each such physician pursuant to a Restricted Stock Agreement. Certificates delivered pursuant to this Section 13.6(d) shall be duly endorsed for transfer to the Management Company. In the event that any portion of the shares to be returned pursuant to this paragraph shall have been previously disposed of by any such physician, the Fair Market Value (as defined in the Restricted Stock Agreement) of such portion, determined as of the Rescission Effective Date, shall be payable by each such physician to the Management Company in cash, by cashier's or certified check or by wire transfer of funds delivered to a depository institution designated by the Management Company. Notwithstanding anything contained herein to the contrary, the Medical Group will not be obligated to return to the Management Company any of the cash consideration received by the Medical Group pursuant to the Asset Purchase Agreement, except as set forth in paragraph (c) above.

       (e) Repayment of Management Fee. Notwithstanding anything contained herein to the contrary, in the event that the Medical Group exercises its Rescission Option under this Section 13.6, the Management Company shall not be required to refund to the Medical Group any portion of the Management Fees paid, or due to be paid, by the Medical Group under the terms of this Agreement for the period ending on the Rescission Effective Date.

       (f) Waiver of Rescission Option. Notwithstanding anything contained herein to the contrary, the parties hereto expressly agree and acknowledge that if the Medical Group shall fail to deliver the Rescission Notice prior to the end of the Rescission Period, then the Medical Group shall be deemed to have expressly and irrevocably waived its right to rescind this Agreement and to disengage itself from its obligations hereunder.

    SECTION 14.  Non-Disclosure of Confidential Information.

14.1.  Non-Disclosure.

       (a) Neither the Management Company nor the Medical Group, nor their respective employees, stockholders, consultants or agents shall, at any time after the execution and delivery hereof, directly or indirectly disclose any Confidential or Proprietary Information relating to the other party hereto to any person, firm, corporation, association or other entity, nor shall either party, or their respective employees, stockholders, consultants or agents make use of any of such Confidential or Proprietary Information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the parties hereto or any subsidiary or affiliate thereof. The foregoing obligation shall not apply to any information which a party hereto can establish to have (a) become publicly known without breach of this Agreement by it or them, (b) to have been given to such party by a third party who is not obligated to maintain the confidentiality of such information, or (c) is disclosed to a third party with the prior written consent of the other party hereto.

       (b) For purposes of this Section 14, the term "Confidential or Proprietary Information" means all information known to a party hereto, or to any of its employees, stockholders, officers, directors or consultants, which relates to the Transaction Documents, patient medical and billing records, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein shall prevent a party hereto from furnishing Confidential or Proprietary Information pursuant to a direct order of a court of competent jurisdiction.

    SECTION 15. Non-Competition.

       In consideration of the premises contained herein and the consideration to be received hereunder, and in consideration of and as an inducement to the Management Company to consummate the transactions contemplated hereby, the Medical Group hereby (a) agrees to the Non-Competition covenants attached hereto as Schedule VII and (b) agrees to require each of the physicians receiving capital stock of the Management Company as of the date hereof, and each person who after the date hereof becomes entitled to receive stock (or options to receive stock) in the Management Company in connection with his or her performance of services for the Medical Group, to execute a Stockholder Non-Competition Agreement substantially in the form attached hereto as Exhibit
D. Notwithstanding the foregoing, the noncompetition covenants attached hereto as Schedule VII shall have no further force or effect following the termination or rescission of this Agreement by the Medical Group pursuant to Section 13.1,
13.3 or 13.6, respectively.

    SECTION 16. Transfer of Management Services.

       Each of the stockholders of the Medical Group acknowledges that in the event such physician elects to practice medicine separately from the Medical Group, such physician shall enter into a management services agreement with the Management Company pursuant to which the Management Company will provide services substantially similar to those set forth in this Agreement for such physician's new medical practice, and such physician shall pay the Management Company a fee equal to ten percent of the Collections of such new medical practice as compensation therefor.

    SECTION 17. Obligations of the Management Company.

17.1.  No Practice of Medicine.

       The Medical Group and the Management Company acknowledge that certain federal and state statutes severely restrict or prohibit the Management Company from providing medical services. Accordingly, during the Term, the Management Company shall not provide or otherwise engage in services or activities which constitute the practice of medicine, as defined in applicable state or Federal law, except in compliance therewith.

17.2.  No Interference with Professional Judgment.

       Without in any way limiting Section 17.1 hereof, during the Term, the Management Company shall not interfere with the exercise of professional judgment by any physician or other licensed health care professional who is a partner, employee, or contractor of the Medical Group, nor shall the Management Company interfere with, control, direct, or supervise any physician or other licensed health care professional in connection with the provision of Medical Group Services. The foregoing shall not preclude the Management Company from assisting in the development of professional protocols and monitoring compliance with policies and procedures that have been instituted in accordance with this Agreement.

17.3.  Covenant to Repurchase Common Stock.

       In the event the Management Company has not consummated a public offering of its common stock under the Securities Act of 1933, as amended, by May 1, 1998, the Management Company shall purchase from each physician receiving shares of common stock of the Management Company pursuant to Section 4 hereof, and each such physician shall sell to the Management Company, all of such shares of common stock owned by such physician on such date. The purchase price payable by the Management Company shall equal $6.50 per share, which amount shall be payable to each such physician on May 4, 1998, by certified or cashier's check or wire transfer of funds upon receipt of the certificate(s) representing such purchased shares, duly endorsed for transfer to the Management Company.

17.4.  Market Development Limitation.

       (a) The Management Company shall not at any time during the period beginning on the Commencement Date and ending on November 1, 1998 (the "Exclusivity Period"), without the prior written consent of the Medical Group (which consent shall not be unreasonably withheld), enter into a management services agreement substantially similar to this Agreement with any orthopedic surgeon or group of orthopedic surgeons that practices in the Medical Group Service Area (as hereinafter defined); provided, however, that notwithstanding the foregoing restrictions, the Management Company may, without the consent of the Medical Group, provide contract management services to an independent physician association. In the event that the Medical Group has assisted the Management Company to enter into management services agreements pursuant to which the Management Company provides management services to at least 12 physicians practicing in the Medical Group Service Area (not including any physician stockholders or employees of the Medical Group) by November 1, 2001, and in connection therewith the Medical Group does earn 30,000 shares of common stock of the Management Company pursuant to Schedule III hereof, then the Exclusivity Period shall extend throughout the Term; provided that if at any time during the Term the total number of physicians to which the Management Company provides management services in the Medical

Group Service Area decreases to less than fifteen (15), the Exclusivity Period shall terminate as of such date. As used herein, the "Medical Group Service Area" means and includes the physical land area within a 25-mile radius of the Medical Group's office set forth in Section 3.2(a) hereof.

       (b) Notwithstanding the foregoing, in the event that the Management Company acquires (the "Acquisition") a company (the "Acquired Company") that provides management services to orthopedic surgeons (the "Acquired Physicians") practicing medicine in the Exclusivity Area, the Management Company may enter into management services agreements or amendments to such existing agreements with any Acquired Physician, and the Management Company may provide to such Acquired Physicians management services substantially similar to those provided to the Medical Group hereunder; provided, however, that the Management Company shall not, and shall not permit the Acquired Company to, at any time during the Exclusivity Period solicit any additional orthopedic surgeons in the Medical Group Service Area after consummation of such Acquisition.

    SECTION 18.  Assignment.

       The Management Company shall have the right to assign its rights and delegate its obligations hereunder to any affiliate and to assign its rights hereunder for security purposes or as collateral to any lending institution from which the Management Company or any affiliate obtains financing. Except as set forth in the preceding sentence, neither the Management Company nor the Medical Group shall have the right to assign their respective rights and delegate their respective obligations hereunder without the prior written consent of the other party; provided, however, that after the consummation of an initial public offering of the Management Company's common stock, the Medical Group's consent shall not be required in connection with any assignment by the Management Company arising out of or in connection with a sale of all or substantially all of the stock or assets of the Management Company or the merger, consolidation, or reorganization of the Management Company.

    SECTION 19. Notices.

       All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, telecopied (with original sent by mail), sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  If to the Management Company:

                           BMJ Medical Management, Inc.
                           4800 North Federal Highway, Suite 104D
                           Boca Raton, Florida  33431
                           Attention:  Naresh Nagpal, M.D., President
                           Telecopier: (561) 391-1389;

                  with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:  Jeffrey S. Held, Esq.
                           Telecopier: (212) 408-2420; and

                  If to the Medical Group:

                           New Jersey Orthopedic Associates, P.A.
                           Freehold Office Plaza
                           BLDG 1
                           4247 Route 9 North
                           Freehold, New Jersey  07727
                           Attention:  Cary Skolnick, M.D.
                           Telecopier: (908) 780-7404;

                  with a copy to:

                           Brach, Eichler, Rosenberg, Silver, Bernstein,
                             Hammer & Gladstone
                           101 Eisenhower Parkway
                           Roseland, New Jersey 07068
                           Attention:  Todd Brower, Esq.
                           Telecopier:  (973) 228-7852;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery and telecopier, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

    SECTION 20.  Benefits of Agreement.

       This Agreement shall bind and inure to the benefit of any successors to or permitted assigns of the Management Company and the Medical Group.

    SECTION 21.  Severability.

       It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 22.  Governing Law.

       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

    SECTION 23.   Headings.

       Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

    SECTION 24.   Entire Agreement; Amendments.

       This Agreement and the exhibits and schedules hereto contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by all of the parties against whom enforcement is sought.

    SECTION 25.   Attorneys' Fees.

       In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

    SECTION 26.   Counterparts.

       This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    SECTION 27.  Waivers.

       Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    SECTION 28.  Survival of Termination.

       Notwithstanding anything contained herein to the contrary, Sections 3.3(f), 11, 12.3, 12.4, 13, 14, 15, 19, 20, 21, 22, 24, 25 and this Section 28 shall survive any expiration or termination of this Agreement.

    SECTION 29.  Contract Modification for Prospective Legal Events.

       In the event any state or Federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Medical Group and the Management Company shall amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If an amendment is not possible, either party shall have the right to terminate this Agreement. Any dispute between the parties hereto arising under this
Section 29 with respect to whether this Agreement violates any state or Federal laws or regulations shall be jointly submitted by the parties and finally settled by binding arbitration in New Jersey, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in

Section 22. Any decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees shall be equally borne by the parties. Each party shall pay its own legal costs and fees in connection with such arbitration.

                                     * * * *

       IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                                NEW JERSEY ORTHOPEDIC ASSOCIATES, P.A.



                                By:
                                   -----------------------------------
                                   Name:
                                   Title:


                                BMJ MEDICAL MANAGEMENT, INC.


                                By:
                                   -----------------------------------
                                   Name:
                                   Title:

Acknowledged and Agreed to
 (as to Sections 4, 6.17, 9.7, 12.2,
  13.4(b), 13.6, 14, 15 and 16):



------------------------------
Cary Skolnick, M.D.


------------------------------
Manuel Banzon, M.D.


------------------------------
Gregg Berkowitz, M.D.